Exhibit 4.5

Execution Copy

SMART GLOBAL HOLDINGS, INC.

AMENDED AND RESTATED

INVESTORS SHAREHOLDERS AGREEMENT

Dated as of November 5, 2016

TABLE OF CONTENTS

Page

Article I

DEFINITIONS

Section 1.1.	Definitions	1
Section 1.2.	Definitions Cross References	6
Section 1.3.	General Interpretive Principles	7

Article II

REPRESENTATIONS AND WARRANTIES

Section 2.1.	Representations and Warranties of Each of the Management Investors	8
Section 2.2.	Representations and Warranties of Each of the Warrant Investors	9

Article III

TRANSFER RESTRICTIONS

Section 3.1.	General Restrictions on Transfers	10
Section 3.2.	Permitted Transfers	12
Section 3.3.	Pre-Initial Public Offering Transfers	12
Section 3.4.	Post-Initial Public Offering Transfers	12
Section 3.5.	Black-Out Periods	17
Section 3.6.	Tag-Along Rights	17
Section 3.7.	Drag-Along Rights	20

Article IV

PARTICIPATION RIGHTS

Section 4.1.	Certain Definitions	24
Section 4.2.	Right of Participation	25
Section 4.3.	Excluded Transactions	27
Section 4.4.	Termination of Article IV	28

Article V

CALL & OFFER TO PURCHASE RIGHTS

3

Exhibit A: Form of Joinder Agreement

Exhibit B: Management Investors as of November 5, 2016

Exhibit C: Key Management Investors

4

SMART GLOBAL HOLDINGS, INC.

AMENDED AND RESTATED INVESTORS SHAREHOLDERS AGREEMENT

This AMENDED AND RESTATED INVESTORS SHAREHOLDERS AGREEMENT (as may be amended, supplemented, restated or modified from time to time, this “Agreement”) is made as of November 5, 2016, by and among SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company (together with its successors and assigns, the “Company”), Silver Lake Partners III Cayman (AIV III), L.P., a Cayman Islands exempted limited partnership (the “SLP Investor”), Silver Lake Technology Investors III Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLP Co-Investor”), Silver Lake Sumeru Fund Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLS Investor”), Silver Lake Technology Investors Sumeru Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLS Co-Investor”), the Management Investors (as defined below) and the Warrant Investors (as defined below).

WHEREAS, the Company, the SLP Investor, the SLP Co-Investor, the SLS Investor, the SLS Co-Investor and the initial Management Investors entered into that certain Management Investors Shareholders Agreement, dated as of August 26, 2011 (the “Prior Agreement”), in order to set forth certain rights and other terms in connection with ownership of Shares (as defined below);

WHEREAS, in connection with the Amended Credit Agreement (as defined below), the Warrant Investors (as defined below) received Warrants to purchase Warrant Shares (as defined below), dated as of the date hereof, between the Company and each such Warrant Investor (each, a “Warrant”), pursuant to which (i) such Warrant Investors are entitled to exercise such Warrants upon the terms and subject to the conditions set forth therein and (ii) as a condition of receipt of such Warrants, the Warrant Investors are required to enter into this Agreement; and

WHEREAS, the Company, the SLP Investor, the SLP Co-Investor, the SLS Investor and the SLS Co-Investor desire to amend and restate the Prior Agreement in connection with the Amended Credit Agreement in order to set forth certain rights and obligations of the Warrant Investors with respect to the ownership of Securities (as defined below) by the Warrant Investors.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that Controls, is Controlled by, or is under common Control with such Person. The term “Control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries and its other Controlled Affiliates shall not be considered Affiliates of any of the Silver Lake Investors, the Management Investors or the Warrant Investors or any of such party’s Affiliates (other than the Company, its Subsidiaries and its other Controlled Affiliates) and (ii) except with respect to Section 6.2(a), Section 6.2(b), Section 6.6 or Section 8.13, none of the Silver Lake Investors shall be considered Affiliates of (A) any portfolio company in which any of the Silver Lake Investors or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (B) any limited partners, non-managing members or other similar direct or indirect investors in any of the Silver Lake Investors or their affiliated investment funds.

“Amended Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of November 5, 2016, among SMART, the Parent Borrower and SMART Modular Technologies, Inc., the lenders and administrative agent party thereto, as it may be amended from time to time.

“Applicable Employee” means (i) with respect to any Management Investor that is or was an employee or consultant of the Company or any of its Subsidiaries, such employee or consultant, and (ii) with respect to any Management Investor that is not and was not an employee or consultant of the Company or any of its Subsidiaries, the current or former employee or consultant of the Company or any of its Subsidiaries with respect to whom such Management Investor is an Affiliate on the date of this Agreement or a Permitted Transferee from and after the date of this Agreement.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however that (i) no party hereto shall be deemed to beneficially own any Securities of the Company held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) and (ii) with respect to any Securities held by a party hereto that are exercisable for, convertible into or exchangeable for Shares upon delivery of consideration to the Company or any of its Subsidiaries, such Shares shall not be deemed to be beneficially owned by such party unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York are authorized or required by law to close.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Employee Investors Shareholders Agreement” means the Employee Investors Shareholders Agreement, dated as of August 26, 2011, by and among the Company, the Silver Lake Investors party thereto and the other signatories thereto, as it may be amended from time to time.

“Encumbrance” means any charge, claim, community or other marital property interest, right of first option, right of first refusal, mortgage, pledge, lien or other encumbrance (except as resulting from the express terms of this Agreement).

“Equity Contribution and Subscription Agreement” means each of the Equity Contribution and Subscription Agreements, dated as of August 26, 2011, between the Company and the applicable Management Investor, pursuant to which such Management Investor acquired certain Shares.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Initial Public Offering” means the consummation of an underwritten initial public offering that is registered under the Securities Act of Shares of the Company or the equity securities of the Registering Entity as contemplated by Section 6.5.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit A attached hereto.

“Management Agreement” means the Transaction and Management Fee Agreement, dated as of August 26, 2011, as amended by Amendment No. 1 thereto dated as of the date hereof, by and among the Company and Silver Lake Management Company III, L.L.C., a Delaware limited liability company, and Silver Lake Management Company Sumeru, L.L.C., a Delaware limited liability company.

“Management Investor” means the parties identified on Exhibit B hereto and any Person other than the Company, the Silver Lake Investors and the Warrant Investors that becomes a party to this Agreement pursuant to Article VII hereof, whether or not such Person is an employee or consultant of the Company or its Subsidiaries.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of April 25, 2011, by and among SMART, the Company and Saleen Acquisition, Inc., a Cayman Islands exempted company.

“Options” mean any rights or options to subscribe for, purchase or otherwise acquire Shares granted pursuant to any employment or consulting agreement with the Company or its Subsidiaries or pursuant to any equity compensation plan or program of the Company.

“Parent Borrower” means SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company and Subsidiary of the Company.

“Permitted Transferee” means, (x) with respect to a Management Investor, (i) any Person who takes from such Management Investor upon death by bequest, devise or descent, (ii) the spouse and lineal descendants (including children by adoption and step children) of the Applicable Employee for such Management Investor, (iii) a trust or custodianship formed in connection with the bona fide estate planning activities of the relevant Applicable Employee (A) the current, non-contingent beneficiaries of which may include only the Applicable Employee for such Management Investor, and the spouse and lineal descendants (including children by adoption and step children) of such Applicable Employee, and (B) with respect to which such Applicable Employee is the sole trustee or custodian (or is a co-trustee or co-custodian along with such Applicable Employee’s spouse), or (iv) any limited liability company or partnership (A) with respect to which at least eighty percent (80%) of all of the outstanding equity interests are beneficially owned solely by the Applicable Employee for such Management Investor, and/or the spouse and lineal descendants (including children by adoption and step children) of such Applicable Employee, (B) with respect to which such Applicable Employee, and/or any of the spouse and lineal descendants (including children by adoption and step children) of such Applicable Employee, are the sole managers or managing members (if a limited liability company) or directly or indirectly control the sole general partners (if a limited partnership) and otherwise have the sole power to direct or cause the direction of the management and policies, directly or indirectly, of such limited liability company or partnership, whether through the ownership of voting securities, by contract or otherwise and (C) which entity is not formed with the purpose or intent of circumventing the requirements of Section 3.3, Section 3.4 or Section 3.5 and (y) with respect to a Warrant Investor, (i) any bona fide investment fund, or alternative investment vehicle of a bona fide investment fund that is advised by the investment manager of such Warrant Investor, or by an Affiliate of the investment manager of such Warrant Investor, its Affiliate or successor entity to such Warrant Investor and which entity is not formed with the purpose or intent of circumventing the requirements of Section 3.3 or Section 3.5 or (ii) any Person to whom a Warrant Investor in its capacity as a Lender (as defined in the Amended Credit Agreement) transfers any portion of the Term Loan in compliance with the terms of the Amended Credit Agreement.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Silver Lake Investors party thereto, the Management Investors party thereto, the Warrant Investors party thereto and the other signatories thereto, as it may be amended from time to time.

“Restricted Stock Units” means an unfunded and unsecured promise to deliver Shares following the lapse of the vesting restrictions applicable thereto (including, without limitation, that an Applicable Employee remain in continued employment with, or engagement by, the Company or any of its Subsidiaries for a specified period of time).

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time.

“SEC” means the U. S. Securities and Exchange Commission or any successor agency.

“Second Tranche Exercise Condition” shall have the meaning set forth in the Warrants.

“Securities” means any equity securities of the Company, including any Shares, Options, Warrants and Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Shares” means the ordinary shares, par value $0.01 per share, of the Company.

“Silver Lake Investors” means, collectively, (i) the SLP Investor, the SLP Co-Investor and any of their respective Affiliates, designated transferees or successors that hold Securities, and (ii) the SLS Investor, the SLS Co-Investor and any of their respective Affiliates, designated transferees or successors that hold Securities.

“SMART” means SMART Worldwide Holdings, Inc. (f/k/a SMART Modular Technologies (WWH), Inc.), a Cayman Islands exempted company and Subsidiary of the Company.

“Sponsor Shareholders Agreement” means the Sponsor Shareholders Agreement, dated as of August 26, 2011, by and among the Company, the Silver Lake Investors party thereto and the other signatories thereto, as it may be amended from time to time.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or Controlled, directly or indirectly, by that Person or one (1) or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or Controlled, directly or indirectly, by that Person or one (1) or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Term Loan” and “Term Loans” shall have the meaning set forth in the Amended Credit Agreement.

“Transferable Shares” means (i) Shares, (ii) Shares issuable upon exercise, conversion or exchange of any convertible debt security or preferred security that is currently exercisable for, convertible into or exchangeable for, as of the relevant date of determination, Shares, (iii) solely with respect to Section 3.6, Section 3.7 and Article V, the number of Shares issuable upon exercise of Options that are vested and exercisable as of the relevant date of determination, (iv) solely with respect to Section 3.6, Section 3.7, Article IV, Section 8.6, Section 8.7, the number of Warrant Shares issuable upon exercise of Warrants as of the date of determination and (v) solely with respect to Section 3.7 and Article V, Restricted Stock Units.

“Warrant Investor” means any duly registered holder of a Warrant under the terms and conditions thereof or Warrant Shares upon exercise thereof.

“Warrant Shares” shall have the meaning set forth in the applicable Warrant.

Section 1.2. Definitions Cross References. The following terms are defined in the corresponding Sections of this Agreement:

Term	Section
5% Warrant Investor	Section 3.5
Agreement	Preamble
Applicable Transfer Cap	Section 3.4(a)(i)
Call	Section 5.2(a)
Call Date	Section 5.1(a)
Call Group	Section 5.1(b)
Call Shares	Section 5.2(a)
Call Shares Price	Section 5.1(c)
Call Termination Date	Section 5.1(d)
Cause	Section 5.1(e)
Cayman Court	Section 8.4(a)
Chosen Courts	Section 8.4(a)
Company	Preamble
Company Note	Section 5.3
Competitor	Section 3.1(b)
Compliant Terms	Section 4.2(b)(i)
Control	Section 1.1
Cost	Section 5.1(f)
Delaware Courts	Section 8.4(a)
Drag Covered Transferable Shares	Section 3.7(d)
Drag-Along Escrow Agent	Section 3.7(d)
Drag-Along Notice	Section 3.7(a)
Drag-Along Sale	Section 3.7(a)
Exercising Investor	Section 4.2(b)(i)
First Period	Section 3.4(a)(ii)
First Period Cap	Section 3.4(a)(iii)
FMV per Share	Section 5.1(g)
Good Reason	Section 5.1(h)

Incentive Shares	Section 5.1(i)
Information Holder	Section 6.7
Investment Shares	Section 5.1(j)
Key Management Investors	Section 3.4(a)(iv)
Listing Exchange	Section 3.4(a)(v)
Merger	Section 5.1(i)
Non-Discretionary Sales Program	Section 3.4(a)(vi)
Offer Price	Section 5.5
Offered Shares	Section 5.5
Participation Closing	Section 4.2(f)
Participation Notice	Section 4.2(a)
Participation Portion	Section 4.1(a)
Participation Securities	Section 4.1(b)
Post-Closing Issuance	Section 4.1(c)
Post-IPO Transfer Notice	Section 3.4(c)(i)
Post-IPO Transfer Restriction Periods	Section 3.4(a)(vii)
Prior Agreement	Recitals
Proposed Transferee	Section 3.6(a)
Prospective Purchaser	Section 4.2(b)(i)
Registering Entity	Section 6.5(b)
Related Party Transaction	Section 6.6
Rollover Shares	Section 5.1(k)
Second Period	Section 3.4(a)(viii)
Second Period Cap	Section 3.4(a)(ix)
Second Period Non-Discretionary Sales Program	Section 3.4(c)(iii)
Selling Silver Lake Investor	Section 3.6(a)
SLP Co-Investor	Preamble
SLP Investor	Preamble
SLS Co-Investor	Preamble
SLS Investor	Preamble
Tag-Along Participation Notice	Section 3.6(b)
Tag-Along Sale	Section 3.6(a)
Tag-Along Sale Percentage	Section 3.6(a)
Tag-Along Sellers	Section 3.6(b)
Tagging Investors	Section 3.6(b)
Third Period	Section 3.4(a)(x)
Third Period Cap	Section 3.4(a)(xi)
Third Period Non-Discretionary Sales Program	Section 3.4(c)(iii)
Trading Day	Section 3.4(a)(xii)
Transfer Notice	Section 3.6(a)
Warrant	Recitals

Section 1.3. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. Except as otherwise set forth herein, Shares underlying unexercised Options that have been issued by the Company shall not be deemed “outstanding” for any purposes in this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of Each of the Management Investors. Each of the Management Investors hereby represents and warrants to each of the other parties, as of the date of this Agreement and on any subsequent date on which such Management Investor may acquire Securities from the Company, as follows:

(a) Such Management Investor, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such Management Investor has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Management Investor. This Agreement has been duly executed and delivered by such Management Investor and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such Management Investor of this Agreement, the performance by such party of its, his or her obligations hereunder does not and will not violate (A) in the case of parties who are not individuals, any provision of its by-laws, charter, articles of association, partnership agreement or other similar document, (B) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (C) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d) No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Management Investor in connection with the execution, delivery or enforceability of this Agreement or the consummation of any of the transactions contemplated herein.

(e) Such Management Investor is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such party’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

(f) There is no pending or threatened legal action, suit or proceeding that would materially and adversely affect the ability of such Management Investor to enter into this Agreement or to perform its, his or her obligations hereunder.

Section 2.2. Representations and Warranties of Each of the Warrant Investors. Each of the Warrant Investors hereby represents and warrants to each of the other parties, as of the date such Warrant Investor becomes a party to this Agreement and on any subsequent date on which such Warrant Investor may acquire Securities from the Company, as follows:

(a) Such Warrant Investor is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such Warrant Investor has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Warrant Investor. This Agreement has been duly executed and delivered by such Warrant Investor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such Warrant Investor of this Agreement, the performance by such party of its obligations hereunder by such party does not and will not violate (A) any provision of its by-laws, charter, articles of association, partnership agreement or other similar document, (B) any provision of any material agreement to which it is a party or by which it is bound or (C) any law, rule, regulation, judgment, order or decree to which it is subject.

(d) No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Warrant Investor in connection with the execution, delivery or enforceability of this Agreement or the consummation of any of the transactions contemplated herein.

(e) Such Warrant Investor is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such party’s ability to enter into this Agreement or to perform its obligations hereunder.

(f) There is no pending or threatened legal action, suit or proceeding that would materially and adversely affect the ability of such Warrant Investor to enter into this Agreement or to perform its obligations hereunder.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1. General Restrictions on Transfers.

(a) No Management Investor or Warrant Investor may, directly or indirectly, sell, exchange, assign, pledge, hypothecate, gift or otherwise transfer, dispose of or encumber, in each case, whether in its own right or by its representative and whether voluntary or involuntary or by operation of law (any of the foregoing shall be deemed included in the term “transfer” as used in this Agreement) any Securities or any legal, economic or beneficial interest in any Securities unless (i) such transfer of Securities is made in compliance with the provisions of this Article III and any other agreement applicable to the transfer of such Securities (including the applicable option plan or award) and (ii) the transferee of any Transferable Shares (if other than (A) the Company, any of its Subsidiaries, another Management Investor or Warrant Investor, (B) a transferee in a sale of Transferable Shares made under Rule 144, or (C) a transferee of any Transferrable Shares pursuant to an offer and sale registered under the Securities Act) agrees to become a party to this Agreement pursuant to Article VII hereof and executes a Joinder Agreement and such further documents as may be necessary, in the reasonable judgment of the Company, to make him, her or it a party hereto.

(b) Notwithstanding anything in this Article III to the contrary, without the prior written consent of the Silver Lake Investors, no Management Investor may transfer any Securities to any Person (whether or not to a Permitted Transferee) that, in the reasonable judgment of the Silver Lake Investors, (i) is an actual or known potential competitor of the Company or any of its Subsidiaries, (ii) is known, after reasonable inquiry, to be adverse to the interests of the Company or any of its Subsidiaries as a result of a current or former litigation, arbitration, dispute or claim (each of clauses (i) and (ii), a “Competitor”) or (iii) is known to hold (directly or indirectly) more than a 5% ownership interest in any Competitor; provided, however, that this sentence shall not apply to (x) transfers of Transferable Shares pursuant to and in compliance with Section 3.6 or Section 3.7 or (y) a sale of Transferable Shares (including a block transfer) effected via registered public offering or under Rule 144 through a securities exchange or national quotation system or through a broker, dealer or other market maker, in a manner in which the identity of the purchaser, other than the broker, dealer or market maker through which such sale is being effected, has not been designated by the seller and is effected in a manner through which the identity of the purchaser cannot or would not customarily be available to such seller.

(c) Any purported transfer of Securities or any interest in any Securities by any Management Investor or Warrant Investor that is not in compliance with this Agreement shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its register of members or otherwise any change in record ownership of Securities pursuant to any such transfer.

(d) Each Management Investor and Warrant Investor acknowledges that the Shares have not been registered under the Securities Act and may not be transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Management Investor and Warrant Investor agrees that it will not transfer any Shares at any time if such action would (i) constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Shares under any such laws or a breach of any undertaking or agreement of such Management Investor or Warrant Investor entered into pursuant to such laws or in connection with obtaining an exemption thereunder, (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time, or (iii) be a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. Each Management Investor and Warrant Investor agrees it shall not be entitled to any certificate for any or all of the Shares, unless the Board shall otherwise determine.

(e) No Management Investor or Warrant Investor shall grant any proxy or enter into or agree to be bound by any voting trust or other obligation with respect to any Securities or enter into any agreements or arrangements of any kind with any Person with respect to any Securities inconsistent with the provisions of this Agreement applicable to such Management Investor or Warrant Investor (including, without limitation, Section 6.4) (whether or not such agreements and arrangements are with other Management Investors, other Warrant Investors or holders of Securities who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Securities, nor shall any Management Investor or Warrant Investor act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting (if applicable) of any Securities in any manner which is inconsistent with the provisions of this Agreement applicable to such Management Investor or Warrant Investor.

(f) Except as otherwise provided in Section 3.6(b), Section 3.7(a) and Section 4.2(e), any Management Investor or Warrant Investor that proposes to transfer Transferable Shares in accordance with the terms and conditions hereof shall be responsible for any fees and expenses incurred by the Company in connection with such transfer.

(g) Each Management Investor and Warrant Investor acknowledges and agrees that the restrictions on transfer of Securities or any interest in Securities as set forth in this Article III may adversely affect the proceeds received by such Management Investor or Warrant Investor in any sale, transfer or liquidation of any such Securities, and as a result of such restrictions on transfer, it may not be possible for such Management Investor or Warrant Investor to liquidate all or any part of such Management Investor’s or Warrant Investor’s interest in Securities at the time of such Management Investor’s or Warrant Investor’s choosing, in exigent circumstances or otherwise. Each Management Investor and Warrant Investor further acknowledges and agrees that each of the Company and the Silver Lake Investors shall have no liability to such Management Investor or Warrant Investor arising from, relating to or in connection with the restrictions on transfer of Securities or any interest in Securities as set forth in this Article III, except to the extent the Company or such Silver Lake Investor fail to comply with its obligations to such Management Investor or Warrant Investor pursuant to this Article III.

Section 3.2. Permitted Transfers. Each Management Investor and Warrant Investor may transfer Transferable Shares held by him, her or it to a Permitted Transferee without complying with the provisions of this Article III other than Section 3.1; provided that (i) such Permitted Transferee shall have agreed with all parties hereto, in a written instrument reasonably satisfactory to the Company, that he, she or it will immediately convey record and beneficial ownership of all such Transferable Shares and all rights and obligations hereunder to such Management Investor or Warrant Investor or another Permitted Transferee of such Management Investor or Warrant Investor if he, she or it ceases to be a Permitted Transferee of such Management Investor or Warrant Investor (except in the case of a divorce between the Applicable Employee for such Management Investor and the spouse of such Applicable Employee) and (ii) as a condition to such transfer, such Permitted Transferee shall become a party to this Agreement as provided in Section 3.1(a).

Section 3.3. Pre-Initial Public Offering Transfers. Without limiting Section 3.1 or Section 3.5, during the period beginning on the date hereof and ending concurrently with the earlier of (i) one hundred eighty (180) days following an Initial Public Offering and (ii) the expiration of such period, if any, following an Initial Public Offering during which the Silver Lake Investors shall have agreed with the underwriters of such Initial Public Offering to be subject to lock up restrictions in respect of the Transferable Shares held by the Silver Lake Investors (it being understood that if the Silver Lake Investors do not agree to become subject to any such lock up restrictions, the end of the Pre-IPO Transfer Restriction Period shall occur upon the completion of such Initial Public Offering) (such period, the “Pre-IPO Transfer Restriction Period”), none of the Management Investors or Warrant Investors shall transfer any Securities to any Person, except transfers of Transferable Shares (x) pursuant to and in compliance with Section 3.6, Section 3.7 or Article V, as applicable (y) to Permitted Transferees pursuant to Section 3.2 or (z) upon receipt of the prior written consent of the Silver Lake Investors.

Section 3.4. Post-Initial Public Offering Transfers.

(a) Certain Definitions. As used in this Section 3.4:

(i) “Applicable Transfer Cap” means, with respect to a particular Key Management Investor or his Permitted Transferee and as of the date of delivery of a Post-IPO Transfer Notice by such Key Management Investor or his Permitted Transferee, a number of Transferrable Shares equal to (A) such Key Management Investor’s First Period Cap as of such date of delivery plus (B) if such date of delivery is after the commencement of the Second Period, such Key Management Investor’s Second Period Cap as of such date of delivery plus (C) if such date of delivery is after the commencement of the Third Period, such Key Management Investor’s Third Period Cap as of such date of delivery minus (D) the aggregate number of Transferrable Shares that such Key Management Investor and his Permitted Transferees have transferred other than to a Permitted Transferee pursuant to Section 3.2 or with the prior written consent of the Silver Lake Investors.

(ii) “First Period” means the period beginning at the end of the Pre-IPO Transfer Restriction Period and ending on the twelve (12) month anniversary of the Initial Public Offering.

(iii) “First Period Cap” means, with respect to a particular Key Management Investor or his Permitted Transferee and as of the date of delivery of a Post-IPO Transfer Notice by such Key Management Investor or his Permitted Transferee, a number of Transferrable Shares equal to (A)(1) the total number of Transferrable Shares owned by such Key Management Investor and his Permitted Transferees as of the beginning of the First Period plus (2) if such delivery occurs during the First Period, the total number of Transferrable Shares issued or issuable to such Key Management Investor upon the exercise of Options and underlying Restricted Stock Units, in each case which were held as of the beginning of the First Period and are vested or have been exercised as of such date of delivery multiplied by (B)(1) the aggregate number of Transferable Shares transferred by the Silver Lake Investors during the First Period (excluding transfers to Permitted Transferees) divided by (2) the total number of Transferable Shares held by the Silver Lake Investors as of the beginning of the First Period.

(iv) “Key Management Investors” means (A) those Management Investors set forth on Exhibit C attached hereto on the date of this Agreement and (B) from and after the date of this Agreement, any additional Management Investors subsequently added to Exhibit C by the Board upon the Board determining in good faith that the Applicable Employee for such Management Investor (x) would qualify as an “officer” pursuant Rule 16a-1(f) (or any successor provision) under the Exchange Act, as such provision is amended from time to time, if the Company had undergone an Initial Public Offering at such time or (y) is a key officer of the Company or any of its Subsidiaries; provided, that the Board shall so notify any additional Management Investor subsequently added to Exhibit C.

(v) “Listing Exchange” means the New York Stock Exchange, the Nasdaq Stock Market or other nationally recognized stock exchange or listing system, in each case on which the Shares of the Company or the equity securities of the Registering Entity are listed in connection with an Initial Public Offering.

(vi) “Non-Discretionary Sale Program” means a non-discretionary, automatic selling program for the sale of securities established with a nationally recognized registered broker/dealer that complies with customary market practices for non-discretionary, automatic selling programs instituted by senior executives of public companies pursuant to Rule 10b5-1 (or any successor provision) under the Exchange Act, as such provision is amended from time to time, which executes trades in the subject securities without direction or control by the applicable Key Management Investor (except with respect to additions and reductions in the number of Transferrable Shares to be sold in a given Non-Discretionary Sale Program to the extent required by Section 3.4(c)(i) or Section 3.4(c)(ii)).

(vii) “Post-IPO Transfer Restriction Periods” means, collectively, the First Period, the Second Period and the Third Period.

(viii) “Second Period” means the period beginning at the end of the First Period and ending on the twelve (12) month anniversary of the end of the First Period.

(ix) “Second Period Cap” means, with respect to a particular Key Management Investor or his Permitted Transferee and as of the date of delivery of a Post-IPO Transfer Notice by such Key Management Investor or his Permitted Transferee, a number of Transferrable Shares equal to (A)(1) the total number of Transferrable Shares owned by such Key Management Investor and his Permitted Transferees as of the beginning of the First Period plus (2) if such delivery occurs during the Second Period, the total number of Transferrable Shares issued or issuable to such Key Management Investor upon the exercise of Options and underlying Restricted Stock Units, in each case which were held as of the beginning of the First Period and are vested or have been exercised as of such date of delivery multiplied by (B)(1) the aggregate number of Transferable Shares transferred by the Silver Lake Investors during the Second Period (excluding transfers to Permitted Transferees) divided by (2) the total number of Transferable Shares held by the Silver Lake Investors as of the beginning of the First Period provided that, in no event shall the Second Period Cap be less than 20% of the sum of (X) total number of Transferrable Shares owned by such Key Management Investor and his Permitted Transferees as of the beginning of the Second Period plus (Y) the total number of Transferrable Shares issuable to such Key Management Investor upon the exercise of Options and underlying Restricted Stock Units, in each case which were held and vested as of the beginning of the Second Period.

(x) “Third Period” means the period beginning at the end of the Second Period and ending on the twelve (12) month anniversary of the end of the Second Period.

(xi) “Third Period Cap” means, with respect to a particular Key Management Investor or his Permitted Transferee and as of the date of delivery of a Post-IPO Transfer Notice by such Key Management Investor or his Permitted Transferee, a number of Transferrable Shares equal to (A)(1) the total number of Transferrable Shares owned by such Key Management Investor and his Permitted Transferees as of the beginning of the First Period plus (2) if such delivery occurs during the Third Period, the total number of Transferrable Shares issued or issuable to such Key Management Investor upon the exercise of Options and underlying Restricted Stock Units, in each case which were held as of the beginning of the First Period and are vested or have been exercised as of such date of delivery multiplied by (B)(1) the aggregate number of Transferable Shares transferred by the Silver Lake Investors during the Third Period (excluding transfers to Permitted Transferees) divided by (2) the total number of Transferable Shares held by the Silver Lake Investors as of the beginning of the First Period provided that, in no event shall the Third Period Cap be less than 20% of the sum of (X) total number of Transferrable Shares owned by such Key Management Investor and his Permitted Transferees as of the beginning of the Third Period plus (Y) the total number of Transferrable Shares issuable to such Key Management Investor upon the exercise of Options and underlying Restricted Stock Units, in each case which were held and vested as of the beginning of the Third Period.

(xii) “Trading Day” means a day on which the Listing Exchange is open for at least one-half (1/2) of its normal trading hours.

(b) Termination of Section 3.4. Notwithstanding anything in this Section 3.4 to the contrary:

(i) if (x) the Company and all of its Subsidiaries terminate the employment or service of the Applicable Employee for any Key Management Investor without Cause (as defined in Section 5.1(e)) or (y) the Applicable Employee for any Key Management Investor resigns from the Company and its Subsidiaries with Good Reason (as defined in Section 5.1(h)), in either case during any of the Post-IPO Transfer Restriction Periods, this Section 3.4 shall cease to apply to such Key Management Investor from and after the date of any such termination; provided, that for the avoidance of doubt, if (A) the Company and all of its Subsidiaries terminate the employment or service of the Applicable Employee of such Key Management Investor for Cause or (B) the Applicable Employee of such Key Management Investor resigns from the Company and its Subsidiaries, in each case during any of the Post-IPO Transfer Restriction Periods, this Section 3.4 shall continue to apply to such Key Management Investor in accordance with its terms;

(ii) if all of the Silver Lake Investors cease to own any Securities during the Post-IPO Transfer Restriction Periods, this Section 3.4 shall cease to apply to all Key Management Investors from and after the date that none of the Silver Lake Investors own any Securities; and

(iii) for the avoidance of doubt, this Section 3.4 shall terminate in its entirety upon the expiration of the Third Period.

(c) Transfers During the Post-IPO Transfer Restriction Periods. Without limiting Section 3.1 or Section 3.5 and subject in all cases to Section 3.4(b), during the Post-IPO Transfer Restriction Periods, each of the Key Management Investors and their Permitted Transferees shall not transfer any Securities to any Person, except transfers of Transferable Shares (A) to Permitted Transferees pursuant to Section 3.2, (B) upon receipt of the prior written consent of the Silver Lake Investors and (C) as of the date of any proposed transfer, such Key Management Investor’s Applicable Transfer Cap as of such transfer, as calculated by the Company in accordance with Section 3.4(c)(i) below. For the avoidance of doubt, the transfer restrictions set forth in this Section 3.4(c) shall apply to the exercise of such Key Management Investor’s rights in any registered offerings during the Post-IPO Transfer Restriction Periods under the Registration Rights Agreement.

(i) To the extent any Key Management Investor or his Permitted Transferee desires to transfer any Transferable Shares to any Person (other than (x) a Permitted Transferee pursuant to Section 3.2 or (y) transfers upon receipt of the prior written consent of the Silver Lake Investors) or implement a Non-Discretionary Sale Program (or increase the number of Transferrable Shares permitted to be sold thereunder), such Key Management Investor or his Permitted Transferee, as applicable, shall provide written notice (a “Post-IPO Transfer Notice”) of such action to the Company and the Silver Lake Investors at least three (3) Business Days prior thereto, setting forth, as applicable, (i) the number of Transferable Shares proposed to be transferred or covered by such Non-Discretionary Sale Program and (ii) the identity of the proposed transferee, if known, and the manner of disposition contemplated for such proposed transfer or the identity of the broker-dealer that will be establishing such Non-Discretionary Sale Program. Within three (3) Business Days following receipt of such Post-IPO Transfer Notice, the Company shall provide written notice to such Key Management Investor or his Permitted Transferee, as applicable, and the Silver Lake Investors setting forth the Applicable Transfer Cap for such Key Management Investor or his Permitted Transferee as of the date of delivery of such Post-IPO Transfer Notice, provided that such Key Management Investor or his Permitted Transferee, as applicable, shall provide the Company with all information reasonably requested by the Company in order to calculate such Applicable Transfer Cap.

(ii) Notwithstanding the foregoing, if a Key Management Investor or his Permitted Transferee wishes to transfer a number of Transferrable Shares during the Second Period or Third Period and the Applicable Cap for such Key Management Investor or his Permitted Transferee is in excess of such Key Management Investor’s or his Permitted Transferee’s Applicable Transfer Cap if the provisos in the definition of each of Second Period Cap and Third Period Cap (as applicable) were disregarded, then any such excess Transferrable Shares must be transferred pursuant to a Non-Discretionary Sale Program established in accordance with Section 3.4(c)(iii).

(iii) Each Key Management Investor or his Permitted Transferee may establish a Non-Discretionary Sale Program for the sale of Transferable Shares owned by such Key Management Investor and his Permitted Transferees (A) within thirty (30) days after the beginning of the Second Period to cover sales during the Second Period (any such instituted program, a “Second Period Non-Discretionary Sale Program”), and (B) within thirty (30) days after the beginning of the Third Period to cover sales of Transferable Shares within the Third Period (any such instituted program, a “Third Period Non-Discretionary Sale Program”); provided, that if the trading window is closed during either such thirty (30) day period, following the opening of the trading window, the applicable thirty (30) day period shall be extended by the number of days the trading window was closed during such period; and provided, further, that any such Second Period Non-Discretionary Sale Program or Third Period Non-Discretionary Sale Program must provide that the minimum price for sales of Transferable Shares pursuant to such program must exceed one-hundred and five percent (105%) of the closing price per Share or equity security of the Registering Entity on the Listing Exchange on the Trading Day immediately prior to the effective date of institution of such any such Second Period Non-Discretionary Sale Program or Third Period Non-Discretionary Sale Program, as applicable. Each Non-Discretionary Sale Program shall not permit the transfer of a number of Transferrable Shares in excess of the Applicable Transfer Cap for such Key Management Investor and his Permitted Transferees from time to time and, to the extent that such Applicable Transfer Cap is reduced at any time, such Key Management Investor or his Permitted Transferee shall amend such Non-Discretionary Sale Program so as to cause the number of Transferrable Shares that such Non-Discretionary Sale Program contemplates transferring to be reduced so as to not exceed the Applicable Transfer Cap for such Key Management Investor and his Permitted Transferees at any time. Notwithstanding the foregoing, a Key Management Investor or his Permitted Transferee may amend any Non-Discretionary Sales Program to provide for sales of excess

Transferable Shares as required by Section 3.4(c)(ii), but in all cases subject to the Applicable Transfer Cap for such Key Management Investor and his Permitted Transferee. For the avoidance of doubt, no Key Management Investor shall be entitled to institute any Non-Discretionary Sale Program during the First Period.

Section 3.5. Black-Out Periods. Notwithstanding anything herein or in the Registration Rights Agreement to the contrary and without regard to whether the restrictions set forth in Section 3.4 apply, each (a) Management Investor, (b) Warrant Investor, in the case of an Initial Public Offering and (c) Warrant Investor that owns, together with its Affiliates, more than 5% of the outstanding Transferable Shares (a “5% Warrant Investor”), in the case of any underwritten offering other than an Initial Public Offering, hereby agrees that during the period beginning seven (7) days before and ending (i) one hundred eighty (180) days in the event of an Initial Public Offering or (ii) ninety (90) days in the event of any other underwritten offering, as applicable, after the date of the underwriting agreement entered into in connection with such underwritten offering, such Management Investor, Warrant Investor or 5% Warrant Investor or its respective Permitted Transferees, as applicable, shall not, to the extent requested by the Company or the selling Silver Lake Investors (depending on which Person is selling Securities) and/or any underwriter, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Securities (including Securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Securities that may be issued upon exercise of any Options or warrants) or securities convertible into or exercisable or exchangeable for Securities, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Securities or securities convertible into or exercisable or exchangeable for Securities or (4) publicly disclose the intention to do any of the foregoing; provided that if any Silver Lake Investor agrees to such restrictions for any shorter period than prescribed above, then each Management Investor, Warrant Investor, Warrant Investor and 5% Warrant Investor, as applicable, shall only be obligated as provided in this Section 3.5 for such shorter period. If requested by the managing underwriter or underwriters of any such underwritten offering, each Management Investor, Warrant Investor, Warrant Investor and 5% Warrant Investor, as applicable, shall execute a customary agreement on the same terms and conditions as the Silver Lake Investor reflecting its agreement set forth in this Section 3.5.

Section 3.6. Tag-Along Rights.

(a) Subject to Section 3.6(f), if any of the Silver Lake Investors propose to transfer, in one (1) or a series of related transactions, Securities that represent more than ten percent (10%) of all the outstanding Transferable Shares on an as-converted, as-exercised basis (a “Tag-Along Sale”) to another Person (including any repurchase of Transferable Shares by the Company or its controlled Affiliates), such Silver Lake Investor (the “Selling Silver Lake Investor”) shall give, or direct the Company to give and the Company shall so give, written notice (a “Transfer Notice”) of such proposed transfer to each of the Management Investors and Warrant Investors with respect to such Tag-Along Sale at least five (5) Business Days (in the case of the Management Investors) or ten (10) Business Days (in the case of the Warrant Investors) prior to the consummation of such proposed transfer, setting forth (i) the number of Transferable Shares proposed to be transferred, (ii) the consideration to be received for such Transferable Shares by such Selling Silver Lake Investor, (iii) the identity of the purchaser (the “Proposed Transferee”), (iv) any other material terms and conditions of the proposed transfer, (v) the fraction, expressed as a percentage, determined by dividing the number of Transferable Shares to be purchased from the Selling Silver Lake Investor by the total number of Transferable Shares held by the Selling Silver Lake Investor (the “Tag-Along Sale Percentage”) and (vi) an invitation to each Management Investor and Warrant Investor to irrevocably agree to include in the Tag-Along Sale a number of Transferable Shares held by such Management Investor or Warrant Investor equal to the product of the total number of Transferable Shares held by such Management Investor or Warrant Investor multiplied by the Tag-Along Sale Percentage (such amount with respect to each Management Investor and Warrant Investor, such Management Investor’s or Warrant Investor’s “Tag-Along Shares”). Each Warrant Investor shall be entitled to exercise all or a portion of its Warrants to the extent necessary to sell Warrant Shares permitted to be sold in such Tag-Along Sale, in which case (A) any Warrant Shares issuable upon such exercise shall constitute Transferable Shares for purposes of this Section 3.6 and (B) the exercise of such Warrant (or portion thereof) may be conditioned on the consummation of the applicable Tag-Along Sale. In the event that more than one (1) Silver Lake Investor proposes to execute a Tag-Along Sale (including, for the avoidance of doubt, the exercise by any Silver Lake Investor of its own “tag-along” or participation rights), then all such transferring Silver Lake Investors shall be treated as the Selling Silver Lake Investor, and the Transferable Shares held and to be transferred by such Silver Lake Investors shall be aggregated under this Section 3.6, including for purposes of calculating the applicable Tag-Along Sale Percentage.

(b) Upon delivery of a Transfer Notice, each Management Investor and Warrant Investor may irrevocably elect to include such Management Investor’s or Warrant Investor’s Tag-Along Shares in such Tag-Along Sale (Management Investors and Warrant Investors who make such an election being “Tagging Investors,” and, together with the Selling Silver Lake Investor and all other Persons (other than any Affiliates of the Selling Silver Lake Investor) who otherwise are transferring, or have exercised a contractual or other right to transfer, Transferable Shares in connection with such Tag-Along Sale, the “Tag-Along Sellers”), at the same price per Transferable Share and pursuant to the same terms and conditions as agreed to by the Selling Silver Lake Investor and otherwise in accordance with this Section 3.6, by sending an irrevocable written notice (a “Tag-Along Participation Notice”) to the Selling Silver Lake Investor within five (5) Business Days (in the case of the Management Investors) or ten (10) Business Days (in the case of the Warrant Investors) of the date of receipt of the Transfer Notice, indicating such Tagging Investor’s irrevocable election to include his, her or its Tag-Along Shares in the Tag-Along Sale. Following such five (5) or ten (10) Business Day period, as applicable, each Tagging Investor that has delivered a Tag-Along Participation Notice shall be entitled to sell to such Proposed Transferee on the same terms and conditions as and, concurrently with, the Selling Silver Lake Investor and the other Tag-Along Sellers, such Tagging Investor’s Tag-Along Shares. Each Management Investor and Warrant Investor who does not deliver a Tag-Along Participation Notice within such five (5) or ten (10) Business Day period, as applicable, shall have waived and be deemed to have waived all of such Management Investor’s or Warrant Investor’s rights with respect to such Tag-Along Sale. For the avoidance of doubt, it is understood that in order to be entitled to exercise its, his or her right to include

Tag-Along Shares in a Tag-Along Sale pursuant to this Section 3.6, each Tagging Investor must agree to make the same representations, warranties, covenants, indemnities and agreements to the Proposed Transferee as made by the Selling Silver Lake Investor in connection with the Tag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Silver Lake Investor(s), each Management Investor and Warrant Investor shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that (A) all representations, warranties, covenants, indemnities and agreements shall be made by the Silver Lake Investor(s) and each Management Investor and Warrant Investor severally and not jointly and (B) any indemnification obligation in respect of breaches of representations and warranties that relate to the Company, its Subsidiaries or their respective businesses shall be apportioned among the Management Investors, the Warrant Investors, the Silver Lake Investors and each other Person who is otherwise transferring, or has exercised a contractual or other right to transfer, Transferable Shares in connection with such Tag-Along Sale, in each case on a pro rata basis to each such Person in accordance with the amount of consideration received by each such Person in such Tag-Along Sale. For the further avoidance of doubt, notwithstanding anything herein to the contrary, each Tagging Investor acknowledges and agrees that in its capacity as a Tagging Investor, it shall not be entitled to any non-economic rights or benefits granted to the Selling Silver Lake Investor in such Tag-Along Sale except for those non-economic rights or benefits that are customary to be received by sellers of the relative portion of equity included in such Tag-Along Sale by the Tagging Investor under circumstances similar to such Tag-Along Sale. With respect to any Shares for which a Tagging Investor holds exercisable and vested but unexercised Options, to the extent that such Shares are to be sold pursuant to this Section 3.6, such Tagging Investor must exercise the relevant Option (which exercise may be conditioned upon the closing of the Tag-Along Sale) and transfer the relevant Shares (rather than the Option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise). All costs and expenses incurred by the Company and the Tag-Along Sellers in connection with such Tag-Along Sale shall be borne on a pro rata basis in accordance with the number of Transferable Shares being sold by each of the Tag-Along Sellers. Notwithstanding anything herein to the contrary, if the Selling Silver Lake Holders have not completed the proposed Tag-Along Sale within ninety (90) days following delivery of the Transfer Notice in accordance with this Section 3.6, the Selling Silver Lake Holders may not then effect such proposed Tag-Along Sale without again complying with the provisions of this Section 3.6; provided, that such ninety (90) day period shall be extended for up to one-hundred and eighty (180) days to the extent necessary to comply with any regulatory requirements applicable to such proposed Tag-Along Sale.

(c) Subject to the limitations set forth in Section 3.6(b), each Tagging Investor shall take or cause to be taken all such reasonable actions as the Selling Silver Lake Investor deems to be necessary or desirable in order to consummate expeditiously such Tag-Along Sale pursuant to this Section 3.6, including (i) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, (ii) filing applications, reports, returns, filings and other documents or instruments with governmental authorities and (iii) otherwise cooperating with the Selling Silver Lake Investor and the Proposed Transferee.

(d) Notwithstanding the delivery of any Transfer Notice, all determinations as to whether to complete any Tag-Along Sale and as to the timing, manner, price and other terms and conditions of any such Tag-Along Sale shall be at the sole discretion of the Selling Silver Lake Investor, and the Selling Silver Lake Investor and its Affiliates shall have no liability to any Management Investor or Warrant Investor arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Tag-Along Sale except to the extent such Selling Silver Lake Investor failed to comply with the provisions of this Section 3.6.

(e) In the event the consideration to be paid in exchange for Transferrable Shares in a Tag-Along Sale includes any securities, and the receipt thereof by a Tagging Investor would require (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities, in each case under applicable law, where such registration or qualification is not otherwise required for the Tag-Along Sale by the Selling Silver Lake Investor or (ii) the provision to any Tagging Investor of any specified information regarding such securities or the issuer thereof in order to obtain any exemption under securities laws or as otherwise required by applicable laws or the rules of any stock exchange where such information is not required to be provided to the Selling Silver Lake Investor, then such Tagging Seller shall not have the option to transfer such Tagging Seller’s Tag-Along Shares in such Tag-Along Sale.

(f) This Section 3.6 shall not apply to (i) any transfer in a registered public offering, (ii) any transfers or distributions of Transferable Shares by any Silver Lake Investor for no consideration to its Affiliates, partners, members or other direct or indirect investors (provided that any such transferee agrees to become a party to, to be bound by, and to comply with the provisions of this Agreement as a Silver Lake Investor), (iii) any sale of Shares prior to the consummation of an Initial Public Offering by the Silver Lake Investors to either (A) employees, consultants and/or directors of the Company and its Subsidiaries pursuant to any employee equity arrangement disclosed to the Warrant Investors as of the date hereof or (B) the Company in connection with a substantially simultaneous offering by the Company of an equivalent number of Shares to employees, consultants and/or directors of the Company and its Subsidiaries pursuant to any employee equity arrangement pursuant to any employee equity arrangement disclosed to the Warrant Investors as of the date hereof or (iv) any sales upon the exercise of any rights set forth in Section 3.7.

(g) This Section 3.6 shall terminate upon an Initial Public Offering.

Section 3.7. Drag-Along Rights.

(a) Either or both of the Silver Lake Investors may give notice (a “Drag-Along Notice”) to the Management Investors and Warrant Investors that (i) the Silver Lake Investor(s) intend to, or to cause the Company to, enter into (or have agreed to vote the Transferable Shares they beneficially own, or to execute a written consent in lieu thereof, in favor of) a transaction or transactions involving the transfer, in a single transaction or a series of related transactions, of not less than fifty percent (50%) of the outstanding Transferable Shares (which Transferable Shares to be transferred may include Transferable Shares held by the Management Investors, Warrant Investors and/or other holders of Transferable Shares required to be transferred pursuant to this Section 3.7 or analogous obligations) to one (1) or more Persons (other than the Silver Lake Investors or their affiliated investment funds or their respective portfolio companies) or (ii) the Silver Lake Investor(s) intend to cause the Company to (A) sell all or substantially all of its assets to another Person or Persons (other than the Silver Lake Investors or their affiliated investment funds or their respective portfolio companies) or (B) merge, amalgamate or consolidate with another Person or Persons (other than the Silver Lake Investors or their affiliated investment funds or their respective portfolio companies) where, immediately after such merger, amalgamation or consolidation, the Persons beneficially owning Shares immediately prior to such merger, amalgamation or consolidation do not beneficially own at least fifty (50%) of the outstanding capital stock of the Person surviving such merger, amalgamation or consolidation (in each case, a “Drag-Along Sale”) and that the Silver Lake Investors desire to cause the Management Investors and Warrant Investors to participate in such Drag-Along Sale in the manner set forth in this Section 3.7. Notwithstanding anything to the contrary set forth herein, “Drag-Along Sale” shall not (x) include any proposed transaction contemplated by Section 6.5(a) or Section 6.5(b), or any merger, amalgamation or consolidation for the sole purpose of changing the jurisdiction of formation of the Company or (y) apply to any Warrant Investor until such time as the Term Loans have been repaid in full in accordance with the Amended Credit Agreement. The Drag-Along Notice shall also specify (i) the consideration, if any, to be received by the Silver Lake Investors, the Management Investors and the Warrant Investors and any other material terms and conditions of the proposed Drag-Along Sale (which (x) price and form of consideration shall be the same for the Silver Lake Investors, the Management Investors and the Warrant Investors and (y) other material terms and, subject to Section 3.7(e), conditions shall be the same in all material respects for the Silver Lake Investors, the Management Investors and the Warrant Investors) and (ii) the identity of the other Person or Persons party to the Drag-Along Sale. Upon delivery of the Drag-Along Notice, each Management Investor and Warrant Investor shall be obligated to take the action or actions required of such Management Investor or Warrant Investor in order to complete or facilitate such proposed Drag-Along Sale (including the sale of Transferable Shares held by such Management Investor or Warrant Investor, the voting of all such Transferable Shares in favor of any merger, amalgamation, consolidation or sale of assets and the waiver of any applicable appraisal, dissenters’ or similar rights); provided, however, that, in the case of a sale of Shares, with respect to any Shares for which a Management Investor holds exercisable and vested but unexercised Options, the price per Share shall be reduced by the exercise price of such Options or, if required pursuant to the terms of such Options or such Drag-Along Sale, such Management Investor shall exercise the relevant Option and transfer the relevant Shares (rather than the Option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise); provided, further, that notwithstanding anything to the contrary set forth herein, in any event the Company shall be permitted to cause all outstanding Options to be treated in such Drag-Along Sale in any manner as permitted by their terms, including any applicable equity plans of the Company; and provided, further, that with respect to any Transferable Shares that constitute Restricted Stock Units, to the extent that (x) any such Restricted Stock Units would not, by the express terms of the grant thereof, automatically vest and be settled in Shares immediately prior to the consummation of such Drag-Along Sale and (y) the counterparty to such Drag-Along Sale does not agree to convert such Restricted Stock Units into comparable restricted stock units on securities of such Person, the Company may segregate the aggregate amount of Drag-Along Sale consideration attributable to such Restricted Stock Units, and the Company (or its successor) shall deposit the applicable amounts of such Drag-Along Sale consideration into escrow (or, if such deposit into escrow would result in a taxable event for a

Management Investor prior to the satisfaction of the vesting criteria applicable to the Restricted Stock Units, receive such consideration as a general asset of the Company (or its successor) and maintain a book entry account in the name of each holder of such Restricted Stock Units on the books of the Company for the amount of such consideration due to each such holder) for release (or payment, as applicable) to the holders of such Restricted Stock Units upon the satisfaction of the vesting criteria applicable thereto following such Drag-Along Sale (or, upon the failure of such vesting criteria to be satisfied, such consideration shall be released (or paid, as applicable) to (i) the Silver Lake Investors, the Warrant Investors and the other Management Investors transferring Transferable Shares in connection with such Drag-Along Sale and (ii) each other Person who is otherwise transferring, or has exercised a contractual or other right to transfer, Transferable Shares in connection with such Drag-Along Sale, in each case on a pro rata basis to each such Person in accordance with the amount of consideration otherwise received by each such Person in such Drag-Along Sale); and provided, further, that notwithstanding anything to the contrary set forth herein, in any event the Company shall be permitted to cause all outstanding Restricted Stock Units to be treated in such Drag-Along Sale in any manner as permitted by their terms, including any applicable equity plans of the Company. For the further avoidance of doubt, notwithstanding anything to the contrary, each Management Investor and Warrant Investor acknowledges and agrees that it shall not be entitled to any non-economic rights or benefits granted to the Silver Lake Investors or the Company in such Drag-Along Sale except for those non-economic rights or benefits that are customary to be received by sellers of the relative portion of equity included in such Drag-Along Sale by such Management Investor and Warrant Investor under circumstances similar to such Drag-Along Sale. If the Silver Lake Investors are transferring less than all of the Transferable Shares held by the Silver Lake Investors, then each Management Investor and Warrant Investor will transfer a number of Transferable Shares equal to the product of the following: (x) the number of Transferable Shares beneficially owned by such Management Investor or Warrant Investor multiplied by (y) a fraction, the numerator of which is the aggregate number of Transferable Shares being transferred by the Silver Lake Investors and the denominator of which equals the aggregate number of Transferable Shares beneficially owned by the Silver Lake Investors. All costs and expenses incurred by the Silver Lake Investors and the Company in connection with such Drag-Along Sale, together with the cost of one (1) legal counsel for the Management Investors in connection with such Drag-Along Sale in an amount not to exceed $50,000 and one (1) legal counsel for the Warrant Investors in connection with such Drag-Along Sale in an amount not to exceed $50,000, shall either be (i) borne in full by the Company or (ii) allocated and borne by the Management Investors, the Warrant Investors, the Silver Lake Investors and each other Person who is otherwise transferring, or has exercised a contractual or other right to transfer, Transferable Shares in connection with such Drag-Along Sale, in each case on a pro rata basis to each such Person in accordance with the amount of consideration received by each such Person in such Drag-Along Sale. All other costs and expenses incurred by any Management Investor or Warrant Investor in connection with such transaction shall be borne in full by such Management Investor or Warrant Investor.

(b) In connection with any Drag-Along Sale pursuant to this Section 3.7, (i) such Drag-Along Sale shall be on the terms and conditions the Silver Lake Investor(s) determine and (ii) each Management Investor and Warrant Investor shall agree to make the same representations, warranties, covenants, indemnities and agreements as made by the Silver Lake Investor(s) in connection with such Drag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Silver Lake Investor(s), each Management Investor and Warrant Investor shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that (A) all representations, warranties, covenants, indemnities and agreements shall be made by the Silver Lake Investor(s) and each Management Investor and Warrant Investor severally and not jointly and (B) any indemnification obligation in respect of breaches of representations and warranties that relate to the Company, its Subsidiaries or their respective businesses (1) shall be apportioned among the Management Investors, the Warrant Investors, the Silver Lake Investors and each other Person who is otherwise transferring, or has exercised a contractual or other right to transfer, Transferable Shares in connection with such Drag-Along Sale, in each case on a pro rata basis to each such Person in accordance with the amount of consideration received by each such Person in such Drag-Along Sale, and (2) shall be in an amount not to exceed the aggregate proceeds received by such Management Investor or Warrant Investor in connection with any such Drag-Along Sale consummated pursuant to this Section 3.7 and (D) the Warrant Investors shall not be required to agree to any non-competition, employee non-solicitation or similar restrictive covenants.

(c) Notwithstanding the foregoing, each Management Investor and Warrant Investor shall take or cause to be taken all such reasonable actions as the Silver Lake Investor(s) deem to be necessary or desirable in order to consummate expeditiously such Drag-Along Sale pursuant to this Section 3.7, including (i) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, (ii) filing applications, reports, returns, filings and other documents or instruments with governmental authorities and (iii) otherwise cooperating with the Silver Lake Investor(s) and the other Person or Persons party to the Drag-Along Sale. Notwithstanding the delivery of any Drag-Along Notice, all determinations as to whether to complete any Drag-Along Sale and as to the timing, manner, price and other terms and conditions of any such Drag-Along Sale shall be at the sole discretion of the applicable Silver Lake Investor(s) and the Silver Lake Investors and their Affiliates shall have no liability to any Management Investor or Warrant Investor arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Drag-Along Sale except to the extent such selling Silver Lake Investor failed to comply with the provisions of this Section 3.7.

(d) If any Management Investor or Warrant Investor fails to transfer such Management Investor’s or Warrant Investor’s Transferable Shares required to be transferred or sold in such Drag-Along Sale pursuant to Section 3.7(a) (such Transferable Shares, “Drag Covered Transferable Shares”), the Silver Lake Investors may, at their option, in addition to all other remedies they may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such Drag Covered Transferable Shares with any national bank or trust company having combined capital, surplus and undivided profits in excess of $500 million (the “Drag-Along Escrow Agent”), and thereupon all of such Management Investor’s or Warrant Investor’s rights in and to such Drag Covered Transferable Shares shall terminate. Thereafter, upon delivery to the Company by such Management Investor or Warrant Investor of appropriate documentation evidencing the transfer of such Drag Covered Transferable Shares to the purchaser in such Drag-Along Sale, the Silver Lake Investors shall instruct the Drag-Along Escrow Agent to deliver the purchase price (without any interest from the date of the closing of such Drag-Along Sale to the date of such delivery, as any such interest to accrue to the Company) to such Management Investor or Warrant Investor.

(e) In the event the consideration to be paid in exchange for Transferable Shares in a Drag-Along Sale includes any securities, and the receipt thereof by a Management Investor or Warrant Investor would require (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities, in each case under applicable law, where such registration or qualification is not otherwise required for the Drag-Along Sale by the applicable Silver Lake Investor(s) or (ii) the provision to any Management Investor or Warrant Investor of any specified information regarding such securities or the issuer thereof in order to obtain any exemption under securities laws or as otherwise required by applicable laws or the rules of any stock exchange where such information is not required to be provided to the applicable Silver Lake Investor(s), then the applicable Silver Lake Investor may elect to deliver to such Management Investor or Warrant Investor an amount of cash equal to the fair market value (as determined by the applicable Silver Lake Investor(s)) of the non-cash consideration that would otherwise be paid to such Management Investor or Warrant Investor in such Drag-Along Sale.

(f) This Section 3.7 shall terminate upon an Initial Public Offering.

ARTICLE IV

PARTICIPATION RIGHTS

Section 4.1. Certain Definitions. As used in this Article IV:

(a) “Participation Portion” means, for each Management Investor and Warrant Investor, as of the date of the relevant Participation Notice, the product of (i) the total number or aggregate principal amount of Participation Securities proposed to be issued by the Company in the Post-Closing Issuance as set forth in the Participation Notice, and (ii) a fraction, the numerator of which is the aggregate number of Transferable Shares owned by such Management Investor or Warrant Investor as of the date of the relevant Participation Notice and the denominator of which is the total number of outstanding Transferable Shares as of the date of the relevant Participation Notice.

(b) “Participation Securities” means the number of Securities or debt securities that are convertible into or exchangeable or exercisable for Securities proposed to be sold by the Company or any of the Company’s Subsidiaries.

(c) “Post-Closing Issuance” means any issuance by the Company or any of the Company’s Subsidiaries after the date of this Agreement of Securities or debt securities that are convertible into or exchangeable or exercisable for Securities of the Company or its Subsidiaries.

Section 4.2. Right of Participation.

(a) Notice. Subject to Section 4.2(g) and Section 4.3, not less than ten (10) Business Days prior to the consummation of any Post-Closing Issuance, the Company shall deliver a notice regarding such Post-Closing Issuance (the “Participation Notice”) to each Management Investor and Warrant Investor, which Participation Notice shall include the principal terms and conditions of the proposed Post-Closing Issuance, including (i) a description and the number of Participation Securities expected to be included in the Post-Closing Issuance, (ii) the maximum and minimum price per unit of the Participation Securities, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, and (iii) if known, the proposed date of Post-Closing Issuance.

(b) Exercise.

(i) General. Subject to Section 4.2(g) and Section 4.3, each Management Investor and Warrant Investor shall have the right to purchase such portion of the Participation Securities to be included in the Post-Closing Issuance as may be requested by such Management Investor or Warrant Investor (not to exceed (x) such Management Investor’s or Warrant Investor’s Participation Portion of the total amount of Participation Securities to be included in the Post-Closing Issuance, plus (y) if and to the extent any Management Investors or Warrant Investor does not subscribe for its full Participation Portion, a pro rata share of such undersubscription based on the relative Participation Portions of those Management Investors and Warrant Investors that elect to participate in such undersubscription), on the same terms and conditions and at the same price per unit, with respect to each Participation Security issued. In order to exercise such right, each Management Investor and Warrant Investor shall provide written notice of such exercise to the Company within five (5) Business Days (in the case of the Management Investors) or ten (10) Business Days (in the case of the Warrant Investors) after the date of receipt of the Participation Notice specifying the number or aggregate principal amount of Participation Securities (not to exceed such Management Investor’s or Warrant Investor’s Participation Portion of the total number of Participation Securities to be included in the Post-Closing Issuance) that such Management Investor or Warrant Investor desires to purchase (each an “Exercising Investor”). Each Management Investor and Warrant Investor who does not exercise such right in compliance with the above requirements, including the applicable time periods, shall be deemed to have waived all of such Management Investor’s or Warrant Investor’s rights to participate in such Post-Closing Issuance and the Company shall thereafter be free to issue Participation Securities in such Post-Closing Issuance to the Prospective purchaser or purchasers of such Securities (such purchaser(s), the “Prospective Purchaser”), any Exercising Investors and any other shareholders of the Company, at a price no less than the minimum price set forth in the Participation Notice and on other principal terms and conditions not materially more favorable to the Prospective Purchaser than those set forth in the Participation Notice (“Compliant Terms”), without any further obligation to such non-exercising Management Investor or Warrant Investor pursuant to this Article IV. If, prior to consummation, the terms of such proposed Post-Closing Issuance shall change with the result that the price shall be less than the minimum price set forth in the Participation Notice or the other principal terms shall be materially more favorable to the Prospective Purchaser than those set forth in the Participation Notice, it shall be necessary for a separate Participation Notice to be furnished, and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such Post-Closing Issuance pursuant to this Section 4.2.

(ii) Irrevocable Exercise. The exercise by each Exercising Investor of its rights under this Article IV shall be irrevocable except as hereinafter provided, and each such Exercising Investor shall be bound and obligated to acquire the Participation Securities in the Post-Closing Issuance as such Exercising Investor shall have specified in such Exercising Investor’s written commitment on the price, terms and conditions of such Post-Closing Issuance so long as they are Compliant Terms.

(iii) Time Limitation. If at the end of the ninetieth (90th) day after the date of the delivery of the Participation Notice the Company has not completed the Post-Closing Issuance, each Exercising Investor shall be released from such holder’s obligations under this Article IV with respect to the offer subject to such Participation Notice, the Participation Notice shall be null and void, and it shall be necessary for a separate Participation Notice to be furnished to all Management Investors and Warrant Investors, and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such Post-Closing Issuance pursuant to this Section 4.2; provided, that such ninety (90) day period shall be extended for up to one-hundred and eighty (180) days to the extent necessary to comply with any regulatory requirements applicable to such proposed Post-Closing Issuance.

(c) Post-Issuance Participation Notice. Notwithstanding the first sentence of Section 4.2(a), the Company may elect to deliver a Participation Notice with respect to any Post-Closing Issuance after completion of such Post-Closing Issuance. If the Company shall so elect to deliver any Participation Notice after completion of the applicable Post-Closing Issuance, then the terms of such Post-Closing Issuance shall be required to permit each of the Management Investors and Warrant Investors receiving such Participation Notice a period of not less than five (5) Business Days (in the case of Management Investors) or ten (10) Business Days (in the case of Warrant Investors) after delivery thereof to deliver to the Company with a written confirmation to purchase the amount of Participation Securities included in such Post-Closing Issuance (whether pursuant to the resale of Participation Securities by the initial purchaser(s) of such Participation Securities or the issuance by the Company of additional Participation Securities) to which such Management Investor or Warrant Investor would have been entitled to purchase upon the terms, and subject to the conditions, set forth in Section 4.2(a) and (b).

(d) Further Assurances. Each Exercising Investor shall take or cause to be taken all such reasonable actions as the Company deems to be necessary or desirable in order to consummate expeditiously each Post-Closing Issuance pursuant to this Section 4.2 and any related transactions, including (i) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, (ii) filing applications, reports, returns, filings and other documents or instruments with governmental authorities and (iii) otherwise cooperating with the Company and the Prospective Purchaser. Without limiting the generality of the foregoing, each such Exercising Investor agrees to execute and deliver such subscription and other agreements as shall be reasonably requested by the Company in connection with such Post-Closing Issuance.

(e) Expenses. All costs and expenses incurred by the Company in connection with any proposed Post-Closing Issuance of Participation Securities (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. Any costs and expenses incurred by any Management Investor or Warrant Investor in connection with such proposed Post-Closing Issuance of Participation Securities (whether or not consummated) shall be borne by such Management Investor or Warrant Investor.

(f) Closing. The closing of a Post-Closing Issuance pursuant to this Section 4.2 (the “Participation Closing”) shall take place on such date, at such time and at such place as the Company shall specify by notice to each Exercising Investor. At any Participation Closing, each Exercising Investor shall be delivered the certificates or other instruments evidencing the Participation Securities to be issued to such Exercising Investor, registered in the name of such Exercising Investor or such holder’s designated nominee, with any transfer tax stamps affixed, against delivery by such Exercising Investor of the applicable consideration by wire transfer of immediately available funds to the account or accounts designated by the Company.

(g) Securities Law Matters. Notwithstanding anything to the contrary set forth herein, a Management Investor or Warrant Investor shall not be entitled to participate in a Post-Closing Issuance pursuant to this Section 4.2 unless at the time of such Post-Closing Issuance the Company shall be reasonably satisfied that (i) (A) such Management Investor or Warrant Investor is an “accredited investor” as defined in Regulation D of the Securities Act or (B) the Post-Closing Issuance, after giving effect to the participation of such Management Investor or Warrant Investor therein, would satisfy the requirements of any other exemption from registration available at such time under the Securities Act with respect to such Post-Closing Issuance, and (ii) an exemption from registration or qualification under any state securities laws or foreign securities laws applicable to such Post-Closing Issuance due to the participation of such Management Investor or Warrant Investor therein would be available with respect to such Post-Closing Issuance.

Section 4.3. Excluded Transactions. The provisions of this Article IV shall not apply to Post-Closing Issuances by the Company as follows:

(a) any Post-Closing Issuance of Securities or debt securities to be issued by any of the Company’s wholly-owned Subsidiaries to the Company and/or to any other wholly-owned Subsidiaries of the Company, in each case to the extent such Post-Closing Issuance of Securities is not otherwise intended to circumvent the requirements of this Article IV;

(b) any Post-Closing Issuance of Securities, in each case to the extent approved by the Board, to officers, employees, directors or consultants of the Company or any of its Subsidiaries in connection with such Person’s employment or consulting arrangements with the Company or any of its Subsidiaries or the service of such person as a director;

(c) any Post-Closing Issuance of Securities, in each case to the extent approved by the Board, (i) as consideration for any business combination or acquisition transaction involving the Company or any of its Subsidiaries, (ii) in connection with any joint venture or strategic partnership or alliance or (iii) in connection with the incurrence or guarantee of indebtedness by the Company or any of its Subsidiaries (or the amendment of any of the terms thereof);

(d) any Post-Closing Issuance of Shares pursuant to an Initial Public Offering;

(e) any Post-Closing Issuance of Securities in connection with any stock split, stock dividend or recapitalization approved by the Board (so long as all holders of the same class or series of Transferable Shares are treated equally with all other holders of such class or series of Transferable Shares);

(f) any Post-Closing Issuance of Transferable Shares to any Person (or any Affiliate of a Person) that has or is entering into a strategic or commercial relationship with the Company or any of its Subsidiaries or provides other strategic or commercial benefits to the Company or its Subsidiaries as determined in good faith by the Board (so long as the primary purpose of such Post-Closing Issuance is not the provision of financing by such Person to the Company or any of its Subsidiaries); and

(g) any Post-Closing Issuance of Securities pursuant to the exercise, exchange or conversion of Participation Securities issued in compliance with this Article IV.

Section 4.4. Termination of Article IV. This Article IV terminates upon an Initial Public Offering.

ARTICLE V

CALL & OFFER TO PURCHASE RIGHTS

Section 5.1. Certain Definitions. As used in this Article V:

(a) “Call Date” means the date on which the Company delivers a notice to a Management Investor of the Company’s exercise of a Call with respect to all or a portion of the Call Shares of the Call Group for such Management Investor.

(b) “Call Group” means, for any Management Investor, such Management Investor and his, her or its current or former Permitted Transferees who then hold Call Shares.

(c) “Call Shares Price” means for any Call Shares, (A) if the employment or service of the Applicable Employee for such Management Investor with the Company and all of its Subsidiaries is terminated for Cause, a price equal to the lower of (x) the FMV per Share as of the Call Date and (y) the Cost of such Call Shares and (B) in the event clause (A) does not apply, a price equal to the FMV per Share as of the Call Date.

(d) “Call Termination Date” means the close of business on the thirtieth (30th) calendar day, or if such day is not a Business Day, the next Business Day after such thirtieth (30th) calendar day, after the date of termination of the employment or service of the Applicable Employee for such Management Investor with the Company and all of its Subsidiaries (or, with respect to Call Shares acquired upon the exercise of an Option or similar purchase right, or in settlement of a Restricted Stock Unit, in either case following such date of termination, the close of business on the thirtieth (30th) calendar day, or if such day is not a Business Day, the next Business Day after such thirtieth (30th) calendar day, after the date of such exercise or settlement, as applicable); provided, however, that if any Call Share (including any Call Share that is issued upon the exercise of an Option or in settlement of a Restricted Stock Unit) has been collectively held by the Call Group for such Management Investor for six (6) months or less at any time the Company is entitled to Call such Call Share but for this proviso, the “Call Termination Date” shall mean the close of business on the thirtieth (30th) calendar day after such Call Share has first been collectively held by the Call Group for greater than six (6) months.

(e) “Cause” shall have the meaning given to such term in the employment, severance and change of control, consulting or other similar agreement between the Company or any of its Affiliates and the Applicable Employee for such Management Investor, or if no such agreement exists or if “Cause” is not defined therein or in an applicable award agreement, then Cause shall mean any of the following: (i) such Applicable Employee’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness); (ii) such Applicable Employee’s gross negligence or willful malfeasance in the performance of his or her duties; (iii) such Applicable Employee’s commission of an act constituting fraud, embezzlement, or any other act constituting a felony or other similar offense under applicable law; (iv) such Applicable Employee being repeatedly under the influence of alcohol or illegal drugs while performing his or her duties; or (v) any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the reasonable discretion of the Company, including such Applicable Employee’s breach of the provisions of any non-solicitation, non-competition, trade secret or confidentiality covenant in favor of the Company or its Affiliates binding upon such Applicable Employee. The existence or non-existence of Cause with respect to any such Applicable Employee will be determined in good faith by the Board. For purposes of this Article V, “Cause” shall also include a resignation by such Applicable Employee without Good Reason at a time at which the Company or any Subsidiary could have terminated the Applicable Employee for Cause.

(f) “Cost” means (i) with respect to any Call Share that is not a Rollover Share and is acquired upon exercise of any Option or similar purchase right, the exercise price with respect to such Option or purchase right, (ii) with respect to any other Call Share that is not a Rollover Share, the purchase price paid for such Call Share by the original holder thereof, and (iii) with respect to any Call Share that is a Rollover Share, the Merger Consideration (as defined in the Merger Agreement).

(g) “FMV per Share” means, as of any date of determination, the price per Share or other Security determined as follows:

(i) The FMV per Share shall be the fair market value of such Share or other Security determined in good faith by the Board (which, for the avoidance of doubt, will include the Board’s review and due consideration of (x) the most recent independent third party valuations of the Company or the Company’s equity and (y) any other valuations with respect to the Company or the Company’s equity) and otherwise in accordance with applicable law. In determining FMV per Share, solely with respect to Rollover Shares, no discount shall be taken on account of minority ownership or lack of marketability.

(ii) Notwithstanding the foregoing, the value of a Share or other Security shall at all times be determined in a manner intended to be consistent with Section 409A of the Internal Revenue Code of 1986 (and the regulations and guidance promulgated thereunder), as may be amended from time to time.

(h) “Good Reason” shall have the meaning given to such term in the employment, severance and change of control, consulting or other similar agreement between the Company or any of its Subsidiaries and the Applicable Employee for such Management Investor, or if no such agreement exists or if “Good Reason” is not defined therein, then Good Reason shall be inapplicable with respect to such Applicable Employee.

(i) “Incentive Shares” means any Shares that (i) were or will be acquired upon exercise of any vested Options that were assumed by the Company pursuant to the Merger Agreement and that were unvested as of immediately following the consummation of the transactions contemplated by the Merger Agreement (the “Merger”), (ii) were or will be issued in settlement of those time-vesting Restricted Stock Units that were received by a Management Investor in substitution for performance stock units of SMART in accordance with the rollover commitment letter between the Company and the applicable Management Investor (the “Rollover Letter”), or (iii) any other Transferable Shares, including, without limitation, any such shares acquired upon the exercise of vested Options that were granted to an Applicable Employee following the consummation of the Merger.

(j) “Investment Shares” means any Shares that (i) were acquired by a Management Investor in connection with his, her or its investment in the Company pursuant to the Rollover Letter and the Equity Contribution and Subscription Agreement or otherwise, but excluding Incentive Shares, or (ii) were or will be acquired upon exercise of any vested Options that were assumed by the Company pursuant to the Merger Agreement and that were vested as of immediately following the Merger.

(k) “Rollover Shares” means any Investment Shares and any Shares described in clauses (i) and (ii) of the definition of Incentive Shares.

Section 5.2. Call.

(a) Except as otherwise agreed in writing between the Company and any Management Investor, the Company (and, to the extent provided in Section 5.4, the Silver Lake Investors) shall have the right, but not the obligation, by one (1) or more written notices delivered to a Management Investor on or prior to the Call Termination Date, to purchase, from time to time, all or any portion of (i) the Incentive Shares owned by the Call Group for such Management Investor if the employment or service of the Applicable Employee of such Management Investor with the Company and all of its Subsidiaries shall terminate or end for any reason whatsoever at any time and/or (ii) the Investment Shares owned by the Call Group for such Management Investor if (A) the Company and all of its Subsidiaries terminate the employment or service of the Applicable Employee of such Management Investor for Cause or (B) the Applicable Employee of such Management Investor resigns from the Company and its Subsidiaries without Good Reason, in each case on or prior to the second anniversary of the Merger (including, as provided herein, following the exercise of any Options or similar purchase right subsequent to such termination of employment or service) (collectively, as applicable, the “Call Shares”) at the applicable Call Shares Price upon the terms and subject to the conditions set forth in this Article V (a “Call”); provided, however, that in no event shall the Company (and/or, to the extent provided in Section 5.4, the Silver Lake Investors) be entitled to deliver any such notice with respect to any Call Share (including any Call Share that is issued upon the exercise of an Option) unless and until such Call Share has been issued, vested (if applicable) and outstanding for at least six (6) months, after which the Company (and/or, to the extent provided in Section 5.4, the Silver Lake Investors) shall be entitled to deliver any such notice on or prior to the Call Termination Date and effectuate a Call of such Call Shares.

(b) Upon the exercise of a Call with respect to any Call Shares pursuant to this Section 5.2, (i) the Company shall, as soon as reasonably practical after the Call Date, purchase such Call Shares from the Call Group of such Management Investor, as applicable, for the Call Shares Price, in each case (x) payable in cash and (y) minus any applicable tax withholdings, and (ii) each member of the Call Group of such Management Investor shall, simultaneously therewith, transfer such Call Shares to the Company free and clear of all Encumbrances by delivering to the Company such instruments of transfer as shall reasonably be requested by the Company.

Section 5.3. Settlement with Company Note. If, at the time the Company exercises its Call right with respect to the Call Shares of the Call Group of any Management Investor, the Company is not permitted to pay the Call Price in cash, or any of the Company’s Subsidiaries are prevented from distributing to the Company sufficient funds to pay the Call Price in cash, pursuant to the then applicable terms and conditions of the agreements governing indebtedness for money borrowed of the Company or any of its Subsidiaries, then Company shall have the option to settle its obligations to purchase the Call Shares of the Call Group of such Management Investor pursuant to Section 5.2 by delivery to each member of the Call Group of such Management Investor at the closing of the purchase of such Call Shares a promissory note of the Company in a face amount equal to the Call Price (but only the portion of the Call Price which the Company is not so permitted to pay or any of the Company’s Subsidiaries are prevented from distributing to the Company sufficient funds to pay) of such Call Shares (a “Company Note”). Each Company Note shall bear interest at a rate per annum equal to (x) the rate of interest per annum from time to time published in the money rates section of the Wall Street Journal or any successor publication thereto as the “prime rate” then in effect plus (y) 150 basis points. Each Company Note shall (i) be subordinated to the prior payment in full of all of the Company’s indebtedness for money borrowed, (ii) mature no later than the five (5) year anniversary of the Call Date and (iii) provide for mandatory prepayment without premium or penalty within ninety (90) days after, but only to the extent that, the terms and conditions of the agreements governing indebtedness for money borrowed of the Company or any of its Subsidiaries subsequently would permit the Company to so prepay and permit the Company’s Subsidiaries to distribute to the Company sufficient funds to so prepay; provided, that if there is more than one (1) Company Note outstanding at any time that the terms and conditions of the agreements governing indebtedness for money borrowed of the Company or any of its Subsidiaries would then permit the Company to prepay, and permit the Company’s Subsidiaries to distribute to the Company sufficient funds to prepay, less than all of the then-outstanding Company Notes to occur, the Company shall, subject to the terms and conditions of the agreements governing indebtedness for money borrowed of the Company or any of its

Subsidiaries, prepay such Company Notes beginning with the longest outstanding Company Notes and proceed to prepay Company Notes issued in chronological order to the extent the Company is permitted to prepay, and the Company’s Subsidiaries are permitted to distribute to the Company sufficient funds to prepay, such Company Notes pursuant to the terms and conditions of the agreements governing indebtedness for money borrowed of the Company or any of its Subsidiaries.

Section 5.4. Call Option of the Silver Lake Investors. If, at any time prior to the Call Termination Date, the Company shall determine not to exercise its Call right pursuant to this Article V with respect to all or any portion of the Call Shares of a Call Group for any Management Investor, then the Company shall promptly notify the Silver Lake Investors of such determination. In such event, the Silver Lake Investors shall have the right to exercise the Call right pursuant to the terms and conditions of this Article V (other than Section 5.3) in the same manner as the Company with respect to any Call Shares not so purchased by the Company, which right may be exercised at any time prior to the later of (A) the Call Termination Date and (B) fifteen (15) days after receipt of notice from the Company that it has determined not to exercise the Call, but in no event later than fifteen (15) days after the Call Termination Date.

Section 5.5. Offer to Purchase Investment Shares. Except as otherwise agreed in writing between the Company and a Management Investor, if the employment or service of the Applicable Employee of any Management Investor with the Company and all of its Subsidiaries shall terminate for any reason other than for Cause after the second anniversary of the Merger, the Company shall have the right, but not the obligation, by written notice delivered to such Management Investor on or prior to the thirtieth (30th) calendar day following such termination, to offer to purchase all, but not less than all, of the Investment Shares then owned by the Call Group for such Management Investor (including, as provided herein, following the exercise of any Options or similar purchase right subsequent to such termination of employment or service) (the “Offered Shares”) for an amount in cash, minus any applicable tax withholdings, equal to the product of the FMV per Share on the date such offer is made (unless the last sentence of this Section 5.5 requires a different price) multiplied by the number of such Offered Shares held by the Call Group for such Management Investor (the “Offer Price”). The Call Group for such Management Investor shall be under no obligation to accept such offer, but may accept such offer only for all and not less than all of the Offered Shares owned by such Call Group. In the event that the Call Group for such Management Investor accepts the Company’s offer to purchase the Offered Shares, then, as soon as reasonably practical after the Company’s receipt of a written acceptance of such offer, (i) the Company shall purchase such Offered Shares from such Call Group, as applicable, for the Offer Price, in each case (x) payable in cash and (y) minus any applicable tax withholdings, and (ii) each member of the Call Group of such Management Investor, simultaneously therewith, shall transfer the Offered Shares to the Company free and clear of all Encumbrances by delivering to the Company such instruments of transfer as shall reasonably be requested by the Company. Notwithstanding the foregoing, if the Call Group of such Management Investor accepts such offer with respect to any Offered Share that was acquired upon the vesting of a Restricted Stock Unit or the exercise of an Option, then the Company’s offer to purchase such Offered Share shall (i) if such Offered Share is subject to an unexercised Option, be conditional upon the exercise of such Option and (ii) remain open, and irrevocable by either party, until such Offered Share has been vested (if applicable) and outstanding for at least six (6) months and the Offer Price for such Offered Share shall be the

FMV per Share at the time such purchase is consummated (and in all events such purchase must be consummated within five (5) Business Days following the date on which the last Offered Share for which the offer to purchase has been accepted has been vested and outstanding for six (6) months).

Section 5.6. Further Assurances. Upon receipt of a notice of exercise of any Call from the Company (or, to the extent provided in Section 5.4, the Silver Lake Investors), each member of the Call Group for any Management Investor, as applicable, shall be obligated to take all action or actions reasonably requested of such Call Group member that are necessary or appropriate to complete or facilitate such Call pursuant to this Article V. Upon the acceptance by a Call Group of the Company’s offer to purchase the Offered Shares, each member of the Call Group for any Management Investor, as applicable, shall be obligated to take all action or actions reasonably requested of such Call Group member that are necessary or appropriate to complete or facilitate such purchase of such Offered Shares pursuant to Section 5.5.

Section 5.7. Termination of Article V. The right of the Company (or, to the extent provided in Section 5.4, the Silver Lake Investors) to effect a Call or to make an offer to purchase any Offered Shares, each as set forth in this Article V, shall terminate upon an Initial Public Offering, unless a notice of exercise of any such Call has been given prior to the Initial Public Offering or a written acceptance of any such offer to purchase Offered Shares has been received by the Company prior to the Initial Public Offering.

ARTICLE VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1. Further Assurances. From time to time, at the reasonable request of the Company and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 6.2. Other Businesses; Waiver of Certain Duties.

(a) The parties expressly acknowledge and agree that to the fullest extent permitted by applicable law: (i) each of the Silver Lake Investors and each of the Warrant Investors (including (A) its respective Affiliates, (B) any portfolio company in which it or any of its investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of its limited partners, non-managing members or other similar direct or indirect investors) and the directors of the Company appointed by each of the Silver Lake Investors has the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or any of its Subsidiaries or deemed to be competing with the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, with no obligation to offer to the Company or any of its Subsidiaries, any Management Investor, any Warrant Investor or any other shareholder of the Company or any of its Subsidiaries the right to participate therein; (ii) each of the Silver Lake Investors and each of the Warrant Investors (including (A) its respective Affiliates, (B) any portfolio company in which it or any of its investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of its limited partners, non-managing members or other similar direct or indirect investors) and the directors of the Company appointed by each of the Silver Lake Investors may invest in, or provide services to, any Person that directly or indirectly competes with the Company or any of its Subsidiaries; and (iii) in the event that any of the Silver Lake Investors or any of the Warrant Investors (including (A) its respective Affiliates, (B) any portfolio company in which it or any of its investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of its limited partners, non-managing members or other similar direct or indirect investors) or any director of the Company appointed by any of the Silver Lake Investors acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for the Company or any of its Subsidiaries, such Person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries, any Management Investor, any Warrant Investor or any other shareholder of the Company or any of its Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its Subsidiaries, any Management Investor, any Warrant Investor or any other shareholder of the Company or any of its Subsidiaries (or their respective Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to the Company or any of its Subsidiaries, any Management Investor, any Warrant Investor or any other shareholder of the Company or any of its Subsidiaries (or their respective Affiliates). For the avoidance of doubt, the parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable law, any right of the Company or any of its Subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the full extent permitted by law.

(b) Each Management Investor and Warrant Investor also acknowledges and agrees that, subject to Section 6.6, the Silver Lake Investors or their Affiliates will receive certain on-going fees relating to their management of the Company and its Subsidiaries, and certain exit transactions and expense reimbursement and other rights under the Management Agreement.

(c) Each Management Investor and Warrant Investor (for itself and on behalf of the Company) hereby, to the fullest extent permitted by applicable law:

(i) confirms that neither of the Silver Lake Investors nor any of their respective Affiliates have any duty to the Company or any of its Subsidiaries or to any Management Investor or Warrant Investor or any other shareholder of the Company other than the specific covenants and agreements set forth in this Agreement;

(ii) acknowledges and agrees that (A) in the event of any conflict of interest between the Company or any of its Subsidiaries, on the one hand, and a Silver Lake Investor or any of its Affiliates, on the other hand, the Silver Lake Investor (or any director of the Company appointed by the Silver Lake Investors acting in his or her capacity as a director) may act in its best interest and (B) none of the Silver Lake Investors or any of their Affiliates or any director of the Company appointed by the Silver Lake Investors acting in his or her capacity as a director shall be obligated (1) to reveal to the Company or any of its Subsidiaries confidential information belonging to or relating to the business of such Person or any of its Affiliates or (2) to recommend or take any action in its capacity as a shareholder or director, as the case may be, that prefers the interest of the Company or its Subsidiaries over the interest of such Person; and

(iii) waives any claim or cause of action against the Silver Lake Investors, any director of the Company appointed by the Silver Lake Investors and any officer, employee, agent or Affiliate of any such Person that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under Section 6.2(c)(i) or Section 6.2(c)(ii).

(d) Each of the parties hereto agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 6.2 shall not apply to any alleged claim or cause of action against either of the Silver Lake Investors based upon the breach or nonperformance by such Silver Lake Investor of this Agreement or any other agreement to which such Person is a party.

(e) The provisions of this Section 6.2, to the extent that they restrict the duties and liabilities of the Silver Lake Investors or any director of the Company appointed by the Silver Lake Investors otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Silver Lake Investors or any such director of the Company appointed by the Silver Lake Investors to the fullest extent permitted by applicable law.

Section 6.3. Confidentiality. The terms of this Agreement and any information relating to any exercise of rights hereunder shall be confidential and no Management Investor or Warrant Investor shall disclose to any Person not a party to this Agreement any of the terms of this Agreement, except (a) to such Management Investor’s or Warrant Investor’s advisors, agents, accountants and attorneys, in each case so long as such Persons agree to keep such information confidential, (b) to a Permitted Transferee or other transferee pursuant to a transfer by such Management Investor or Warrant Investor in accordance with Article III and (c) in the case of a Warrant Investor, to (x) prospective Permitted Transferees of such Warrant Investor’s Transferable Shares so long as they agree to be bound by the confidentiality provisions hereof or (y) the limited partners or other investors of such Warrant Investor or its affiliated investment funds so long as they are subject to confidentiality obligations to such Warrant Investor or affiliated investment funds; provided, in each case, that such Warrant Investor or affiliated investment fund enforces such confidentiality obligations. Notwithstanding the foregoing, no Management Investor or Warrant Investor shall disclose or use in any manner whatsoever, in whole or in part, any information concerning the Company, any of its direct or indirect Subsidiaries or Affiliates or any of its or their respective employees, directors or consultants received on a confidential basis from the Company or any other Person under or pursuant to this Agreement or any other agreement with the Company or any of its Subsidiaries or Affiliates including financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by or on behalf of the Company or any other Person in connection with the purchase or ownership of any Securities; provided, however, that (i) the foregoing shall not be construed, now or in the future, to apply to any information reflected in any recorded document, information which is independently developed by such Management Investor or Warrant Investor, information obtained from sources other than the Company, any of its direct or indirect Subsidiaries or Affiliates or any of its or their employees, directors, consultants, agents or representatives (including attorneys, accountants, financial advisors, engineers and insurance brokers) or information that is or becomes in the public domain through no fault of such Management Investor or Warrant Investor or any of his, her or its Permitted Transferees, nor shall it be construed to prevent such Management Investor or Warrant Investor from making any disclosure of any information (A) if required to do so by any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any court or other governmental authority, in each case applicable to or binding upon such Management Investor or Warrant Investor, (B) pursuant to subpoena and (C) in the case of a Warrant Investor, to (x) prospective Permitted Transferees of such Warrant Investor’s Transferable Shares so long as they agree to be bound by the confidentiality provisions hereof or (y) the limited partners or other investors of such Warrant Investor or its affiliated investment funds so long as they are subject to confidentiality obligations to such Warrant Investor or affiliated investment fund; provided, in each case, that such Warrant Investor or affiliated investment fund enforces such confidentiality obligations, and (ii) an Applicable Employee may, if and for so long as he or she is an employee or consultant of Company and/or its Subsidiaries, use such information solely in such capacity as an employee or consultant on behalf of the Company and its Subsidiaries in connection with the conduct of their businesses.

Section 6.4. GRANT OF IRREVOCABLE PROXY. EACH MANAGEMENT INVESTOR HEREBY GRANTS TO EACH OF THE SILVER LAKE INVESTORS SUCH MANAGEMENT INVESTOR’S PROXY, AND APPOINTS EACH OF THE SILVER LAKE INVESTORS, OR ANY DESIGNEE OR NOMINEE OF THE SILVER LAKE INVESTORS, AS SUCH MANAGEMENT INVESTOR ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION), FOR AND IN HIS, HER OR ITS NAME, PLACE AND STEAD, TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO ANY SECURITIES OF THE COMPANY NOW OR HEREAFTER HELD BY SUCH MANAGEMENT INVESTOR (OR ANY PERMITTED TRANSFEREE THEREOF) AND TO EXECUTE AND DELIVER IN HIS, HER OR ITS NAME ANY CONSENT, CERTIFICATE OR OTHER DOCUMENT RELATING TO THE COMPANY IN CONNECTION WITH ANY AND ALL MATTERS, INCLUDING MATTERS SET FORTH HEREIN AS TO WHICH ANY VOTE OR ACTIONS MAY BE REQUESTED OR REQUIRED (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY DRAG-ALONG SALE PURSUANT TO SECTION 3.7), WITH EACH SILVER LAKE INVESTOR HAVING THE ABILITY TO ACT IN SUCH CAPACITY WITHOUT THE OTHER SILVER LAKE INVESTOR. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH MANAGEMENT INVESTOR WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE REASONABLY NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND, EXCEPT WITH RESPECT TO ANY OTHER PROXY GIVEN BY SUCH MANAGEMENT INVESTOR TO THE COMPANY OR THE SILVER LAKE INVESTORS, HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH MANAGEMENT

INVESTOR WITH RESPECT TO SUCH MANAGEMENT INVESTOR’S SECURITIES OF THE COMPANY. IN THE EVENT THAT ANY OR ALL PROVISION OF THIS SECTION 6.4 ARE DETERMINED TO BE UNENFORCEABLE, EACH MANAGEMENT INVESTOR WILL ENTER INTO A PROXY THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PRESERVES THE INTENT AND PROVIDES THE SILVER LAKE INVESTORS SUBSTANTIALLY THE SAME BENEFITS OF THIS SECTION 6.4. THE PROXY GRANTED IN THIS SECTION 6.4 SHALL TERMINATE AND BE OF NO FURTHER FORCE AND EFFECT UPON THE CONSUMMATION OF AN INITIAL PUBLIC OFFERING.

Section 6.5. Distributions in Connection with Merger or Initial Public Offering; Cooperation with Initial Public Offering Reorganization and SEC Filings.

(a) In the event of any merger, amalgamation, statutory share exchange or other business combination or reorganization of the Company, on the one hand, with any of its Subsidiaries, on the other hand, the Silver Lake Investors and each of the Management Investors and Warrant Investors shall, to the extent necessary, as determined by the Silver Lake Investors, execute an investors shareholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, the terms of this Agreement.

(b) In the event that the Company proposes to undertake an Initial Public Offering (in accordance with the Sponsor Shareholders Agreement and the Registration Rights Agreement or otherwise), the Company may (or the Silver Lake Investors may cause to the Company to) make changes (i) to the organizational documents of the Company or this Agreement to provide for a conversion of the Company to any other capital structure as the Company or the Silver Lake Investors may determine and/or (ii) to the structure of the Company (including the conversion of the Company into a successor corporation or other entity and/or forming a new entity that will issue shares to the public and acquire, directly or indirectly, Securities in the Company in order to give effect to such Initial Public Offering, and in each case for the express purpose of an offering of the securities of such Registering Entity for sale to the public in a registered public offering pursuant to the Securities Act. For purposes of this Agreement, the term “Registering Entity” means the Company or if the entity registering Shares in connection with the Initial Public Offering is (i) any other Subsidiary of the Company or (ii) the resulting entity from (A) such conversion of the Company to any other capital structure, (B) such conversion of the Company into a successor corporation or other entity and/or (C) the formation of such a new entity that will issue Shares to the public and acquire, directly or indirectly, Securities in the Company in order to give effect to such Initial Public Offering, such other Subsidiary or resulting entity. Notwithstanding the foregoing, immediately prior to the consummation of an Initial Public Offering, if (i) the Registering Entity is not the Company and (ii) a transaction contemplated by Section 6.5(a) has not occurred, then the Company shall take such actions as may reasonably be necessary to exchange all Shares for shares of such Registering Entity; provided, that the Registering Entity, the Silver Lake Investors and each of the Management Investors and Warrant Investors shall, to the extent appropriate, as determined by the Silver Lake Investors, execute an investors shareholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, the terms of this Agreement (except with respect to any terms herein that do not apply after the consummation of an Initial Public Offering). Upon such exchange, the shareholders of the Company shall be entitled to receive shares of the Registering Entity pro rata in accordance with the equity interests in the Company held by each shareholder immediately prior to such exchange.

(c) In connection with any proposed transaction contemplated by Section 6.5(a) or Section 6.5(b), each Management Investor and Warrant Investor shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Company and the Silver Lake Investors, including taking all actions reasonably requested by the Company or the Silver Lake Investors and executing and delivering all agreements, instruments and documents as may be reasonably required in order to consummate any such proposed transaction contemplated by Section 6.5(a) or Section 6.5(b); provided, that no Warrant Investor shall be required to take any action that is adversely affects such Warrant Investor in a manner disproportionate to the Silver Lake Investors.

(d) Each of the Management Investors and Warrant Investors agrees, to the extent practicable and as requested by the Silver Lake Investors, to use reasonable efforts following the consummation of an Initial Public Offering to take or avoid taking (as applicable) actions that would potentially cause liability to the Company, the Silver Lake Investors or any Management Investor or Warrant Investor under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder. To the extent that the Company, any Silver Lake Investor or any Management Investor or Warrant Investor determines that it is obligated to make filings under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder, each of the Management Investors and Warrant Investors agrees to use reasonable efforts to cooperate with the Person that determines that it has such a filing obligation, including by promptly providing information reasonably required by such Person for any such filing.

Section 6.6. Warrant Investor Consent Right. Without the approval of the Warrant Investors, the Company shall not, and shall not permit its Subsidiaries to (whether direct or indirectly, by merger, consolidation, amendment to this Agreement or otherwise), enter into, amend, modify or supplement any Related Party Transaction with the Silver Lake Investors or any of their respective Affiliates. The term “Related Party Transaction” means any agreement, contract or transaction between the Company or any of its controlled Affiliates, on the one hand, and any of the Silver Lake Investors or their respective Affiliates, on the other hand; provided, that for purposes of this definition, the following will not be considered a “Related Party Transaction”: (a) any single transaction or series of related transactions entered into in the ordinary course of business of the Company or its Subsidiaries with a portfolio company of any of the Silver Lake Investors or their respective Affiliates on arm’s-length terms, (b) any issuance of securities subject to the participation rights of the Warrant Investors contained in this Agreement, (c) indemnification, advancement of expenses and/or exculpation of liability made pursuant to the governing, constituent or organizational documents or other indemnification agreements of the Company or any of its Subsidiaries, (d) transactions where the interests of the Silver Lake Investors or their Affiliates arise solely from their status as a holder of any class or series of securities of the Company and all other holders of such class or series receive the same benefit on a pro rata basis (such as dividends or distributions), (e) payment of any fees or expenses pursuant to the terms of the Management Agreement and (f) any amendments, modifications or waivers to this Agreement, the Sponsors Shareholders Agreement or the Employee Shareholders Agreement in accordance with their respective terms; provided, that no such amendment, modification or waiver shall provide for the payment of any monitoring, transaction, management or other fees or payments by the Company (or its Subsidiaries) to any of the Silver Lake Investors (or their Affiliates) (for the avoidance of doubt, it being understood that this proviso will not apply to payments to the Silver Lake Investors or their Affiliates as consideration in respect of their Securities or any reimbursement of expenses of the Silver Lake Investors or their Affiliates).

Section 6.7. Information Rights. The Company shall provide to any Warrant Investor that owns, together with its Affiliates, (x) prior to the satisfaction of the Second Tranche Exercise Condition, more than 2% of the outstanding Transferable Shares and (y) from and after the satisfaction of the Second Tranche Exercise Condition, more than 4% of the outstanding Transferable Shares (each, a “Information Holder”), the following information, from and after the time such Information Holder no longer has the right to receive such information pursuant to the Amended Credit Agreement, and subject to the continued compliance of such Information Holder with its confidentiality obligations under Section 6.3:

(a) on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 120 days after the end of each such fiscal year of the Company or Parent Borrower), audited consolidated balance sheet and audited consolidated statements of operations and income, stockholders’ equity and cash flows of the Company or Parent Borrower as of the end of and for such year, and related notes thereto; and

(b) on or before the date on which such financial statements are required or permitted to be filed with the SEC with respect to each of the first three fiscal quarters of each fiscal year of the Company or Parent Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 60 days after the end of each such fiscal quarter), unaudited consolidated balance sheet and unaudited consolidated statements of operations and income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year.

ARTICLE VII

ADDITIONAL MANAGEMENT INVESTORS AND WARRANT INVESTORS

Section 7.1. Additional Management Investors. Additional parties may be added as parties to and be bound by and receive the benefits and be subject to the obligations provided by this Agreement as a Management Investor upon the signing and delivery of a Joinder Agreement by such additional party and the acceptance thereof by the Company and, to the extent permitted by Section 8.7, amendments may be effected to this Agreement reflecting such rights and obligations of such Management Investor as the Company and the Silver Lake Investors and such Management Investor may agree.

Section 7.2. Warrant Investors. The Warrant Investors shall not be added as parties to and be bound by and receive the benefits and be subject to the obligations provided by this Agreement as a Warrant Investor unless and until the signing and delivery of a Joinder Agreement by such Warrant Investor in such capacity and the acceptance thereof by the

Company, on the terms and subject to the conditions set forth in the Warrants. To the extent permitted by Section 8.7, amendments may be effected to this Agreement reflecting such rights and obligations of such Warrant Investors as the Company and the Silver Lake Investors and such Warrant Investor may agree.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Entire Agreement. This Agreement (together with the Exhibits hereto, the Employee Investors Shareholders Agreement, the Sponsor Shareholders Agreement, the Registration Rights Agreement, the Equity Contribution and Subscription Agreements, the Rollover Letters, the Warrants and any severance and change of control agreement or employment agreement between SMART and the Applicable Employee for any Management Investor) constitutes the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the bylaws (or equivalent organizational and governing documents) of any company, this Agreement shall govern as among the parties hereto.

Section 8.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 8.3. Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, except that Cayman Islands law shall apply in respect of any fiduciary duty or any mandatory provision of Cayman Islands corporate law.

Section 8.4. Submissions to Jurisdictions; WAIVERS OF JURY TRIALS.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to (i) this Agreement or any of the obligations arising under or relating to this Agreement may only be brought in the courts of the State of Delaware or in the United States District Court for the District of Delaware (collectively, the “Delaware Courts”), and (ii) any claim of breach by any director of the Company of any fiduciary duty may only be brought in the Grand Court of the Cayman Islands (the “Cayman Court”, and together with the Delaware Courts, as applicable, the “Chosen Courts”), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Chosen Courts, as applicable. Each party hereby further irrevocably waives any claim that any Chosen Court lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding (i) with respect to this Agreement or the transactions contemplated hereby brought in the Delaware Courts or (ii) with respect to any claim of breach by any director of the Company of any fiduciary duty brought in the Cayman Court, that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 8.12 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 8.4(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware or the Cayman Islands for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to (i) this Agreement or any of the obligations under or relating to this Agreement or (ii) any claim of breach by any director of the Company of any fiduciary duty. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to (i) this Agreement or any of the obligations arising under or relating to this Agreement in any of the Delaware Courts and (ii) arising under or relating to any claim of breach by any director of the Company of any fiduciary duty in the Cayman Court, and hereby further irrevocably waives and agrees not to plead or claim that any such Chosen Court is not a convenient forum for any such suit, action or proceeding, as applicable.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO (I) ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR (II) WITH RESPECT TO ANY CLAIM OF BREACH BY ANY DIRECTOR OF THE COMPANY OF ANY FIDUCIARY DUTY. EACH OF THE PARTIES (I) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4(e).

Section 8.5. Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 8.6. Consents, Approvals and Actions.

(a) Subject to the terms of the Sponsor Shareholders Agreement, if any consent, approval or action of the Silver Lake Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if any of the Silver Lake Investors at such time provide such consent, approval or action in writing at such time.

(b) If any consent, approval or action of the Management Investors is required at any time pursuant to this Agreement (including with respect to any amendments pursuant to Section 8.7), such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Transferable Shares held by the Management Investors, taken together, at such time provide such consent, approval or action in writing at such time.

(c) If any consent, approval or action of the Warrant Investors is required at any time pursuant to this Agreement (including with respect to any amendments pursuant to Section 8.7), such consent, approval or action shall be deemed given if the holders of at least two-thirds (2/3) of the outstanding Transferable Shares held by the Warrant Investors, taken together, at such time provide such consent, approval or action in writing at such time.

Section 8.7. Amendment and Waiver.

(a) Any amendment to this Agreement shall be in writing and shall require the written consent of (i) the Company, (ii) the Silver Lake Investors and (iii) if the amendment, by its terms, would be materially and disproportionally adverse to the Management Investors or the Warrant Investors as compared to the Silver Lake Investors, the Management Investors or the Warrant Investors, respectively. The immediately foregoing clause (iii) shall not apply with respect to (1) amendments in connection with the addition of other Management Investors or Warrant Investors as parties to this Agreement (provided that such amendment does not expressly negate any specific right of the Management Investors or of the Warrant Investors or a particular Management Investor or Warrant Investor set forth in this Agreement), (2) amendments to reflect the addition of a new third-party holding Transferable Shares (other than an additional Management Investor or Warrant Investor as a party hereto), (3) amendments to Exhibit C attached hereto pursuant to Section 3.4(a)(iii), (4) subject to compliance with Section 3.7, amendments in connection with any Drag-Along Sale, (5) amendments that do not apply to Management Investors or Warrant Investors or (6) amendments contemplated by Section 6.5. Notwithstanding the foregoing, any amendment to Section 3.1, Section 3.2, Section 3.3, Section

3.4, Section 3.5 or Article V (and any definitions used therein) that is adverse to the Management Investors shall require the written consent of the Management Investors and any amendment to Section 3.1, Section 3.2, Section 3.3 or Section 3.5, Section 3.6, Section 3.7, Article IV, Section 6.6, Section 6.7 (and any definitions used therein) and this Section 8.7 that is adverse to the Warrant Investors shall require the written consent of the Warrant Investors.

(b) Notwithstanding the foregoing, any addition of a transferee of Transferable Shares or a recipient of any newly issued Transferable Shares, in each case, as a party hereto pursuant to Article VII shall not constitute an amendment hereto and the applicable Joinder Agreement need be signed only by the Company and such transferee or recipient.

(c) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 8.8. Assignment. Notwithstanding anything in this Agreement to the contrary, the Silver Lake Investors shall have the right to assign any or all of their rights under this Agreement to any Person or Persons to whom a Silver Lake Investor, as applicable, transfers Securities. No Management Investor or Warrant Investor may, directly or indirectly, assign or transfer (whether in connection with the transfer of Securities or otherwise) all or any part of its rights or obligations under this Agreement without the prior written consent of the Silver Lake Investors. Notwithstanding anything to the contrary set forth herein, a Management Investor or Warrant Investor may assign its rights and corresponding obligations to any Person or Persons to whom such Management Investor or Warrant Investor has transferred Securities in compliance with Article III; provided, however, that no transferee of transferred Securities pursuant to a transfer made pursuant to Rule 144 or in a registered public offering shall be subject to, or have any rights under, this Agreement. Any purported assignment of rights or obligations under this Agreement in derogation of this Section 8.8 shall be null and void.

Section 8.9. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 8.10. Third Party Beneficiaries. Except for Section 6.2 and Section 8.13 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 8.11. Termination. This Agreement shall terminate only (i) by written consent of the Silver Lake Investors or (ii) upon the dissolution or liquidation of the Company.

Section 8.12. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, e-mail, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, which shall be addressed, (a) in the case of the Company, to its principal office, (b) in the case of any Management Investor, to such party’s address, e-mail address or telecopy number of such Management Investor set forth in the Company’s books and records or, if applicable, the Joinder Agreement of such Management Investor, (c) in the case of any Warrant Investor, to such party’s address, e-mail address or telecopy number of such Warrant Investor set forth in the applicable Joinder Agreement of such Warrant Investor, or (d) in the case of any Silver Lake Investor, to the following addresses, e-mail addresses or telecopy numbers:

c/o Silver Lake Partners

c/o Silver Lake Sumeru

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Fax No.: (650) 233-8125

Attention: Karen King

Email: karen.king@silverlake.com

and

c/o Silver Lake Partners

c/o Silver Lake Sumeru

9 West 57th Street, 32nd Floor

New York, New York 10019

Attention: Andrew Schader

Fax: (212) 981 3535

Email: andy.schader@silverlake.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Fax No.: (650) 251-5002

Attention: Chad Skinner

Email: cskinner@stblaw.com

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day, (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier and (iv) in the case of mailing, on the third (3rd) Business Day after the posting thereof. By notice complying with the foregoing provisions of this Section 8.12, each party shall have the right to change its mailing address or telecopy number for the notices and communications to such party.

Section 8.13. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 8.14. No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

Section 8.15. Aggregation. All Transferable Shares held or acquired by any Silver Lake Investor and its Affiliates, any Management Investor and its Affiliates or any Warrant Investor and its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and such shareholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate. Notwithstanding the foregoing, all Transferable Shares held or acquired by the Shah Investors (as defined in the Sponsor Shareholders Agreement) and any of each such Shah Investor’s respective Affiliates, designated transferees or successors that hold Securities shall be aggregated together with the Transferable Shares held by and deemed to be owned by the SLS Investor, the SLS Co-Investor and any of their respective Affiliates, designated transferees or successors that hold Securities.

Section 8.16. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 8.17. Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be by electronic transmission), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has executed this Amended and Restated Investors Shareholders Agreement or caused this Amended and Restated Investors Shareholders Agreement to be signed by its officer thereunto duly authorized as a deed as of the date first written above.

COMPANY:

SMART GLOBAL HOLDINGS, INC.		In the presence of:

By:	/s/ Iain MacKenzie	/s/ Bruce Goldberg
	Name: Iain MacKenzie	Signature of Witness
	Title: President & CEO	Name of Witness: Bruce Goldberg

[Signature Pages Follow]

[Amended and Restated Investors Shareholders Agreement]

SLP INVESTOR:

SILVER LAKE PARTNERS III CAYMAN
(AIV III), L.P.

By:	Silver Lake Technology Associates III
Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP III, Ltd.,
its General Partner
In the presence of:

By:	/s/ James A. Davidson	/s/ Janet Roselli Bejinez
	Name: James A. Davidson	Signature of Witness
	Title: Director	Name of Witness: Janet Roselli Bejinez

SLP CO-INVESTOR:

SILVER LAKE TECHNOLOGY INVESTORS
III CAYMAN, L.P.

By:	Silver Lake Technology Associates III
Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP III, Ltd.,
its General Partner
In the presence of:

By:	/s/ James A. Davidson	/s/ Janet Roselli Bejinez
	Name: James A. Davidson	Signature of Witness
	Title: Director	Name of Witness: Janet Roselli Bejinez

[Signature Pages Follow]

[Amended and Restated Investors Shareholders Agreement]

SLS INVESTOR:

SILVER LAKE SUMERU FUND CAYMAN, L.P.

By:	Silver Lake Technology Associates Sumeru
Cayman, L.P., its General Partner

By:	SLTA Sumeru (GP) Cayman, L.P., its
General Partner

By:	Silver Lake Sumeru (Offshore) AIV GP,
Ltd., its General Partner
In the presence of:

By:	/s/ Paul Mecadante	/s/ Cynthia Reyes-Orosco
Name: Paul Mercadante		Signature of Witness
Title: Director		Name of Witness: /s/ Cynthia Reyes-Orosco

SLS CO-INVESTOR:

SILVER LAKE TECHNOLOGY INVESTORS
SUMERU CAYMAN, L.P.

By:	Silver Lake Technology Associates Sumeru
Cayman, L.P., its General Partner

By:	SLTA Sumeru (GP) Cayman, L.P., its
General Partner

By:	Silver Lake Sumeru (Offshore) AIV GP,
Ltd., its General Partner
In the presence of:

By:	/s/ Paul Mecadante	/s/ Cynthia Reyes-Orosco
	Name: Paul Mercadante	Signature of Witness
	Title: Director	Name of Witness: Cynthia Reyes-Orosco

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR (J.P. Morgan Securities LLC is JPMorgan Chase Bank, N.A.’s affiliate and designee):

J.P. MORGAN SECURITIES LLC

In the presence of:

By:	/s/ Christopher Cestaro	/s/ Eric Ramnauth
	Name: Christopher Cestaro	Signature of Witness
	Title: Authorized Signatory	Name of Witness: Eric Ramnauth

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

Napier Park Select Master Fund L.P.

In the presence of:

By:	/s/ Ram Putcha	/s/ Rebecca Song
	Name: Ram Putcha	Signature of Witness
	Title: Managing Director	Name of Witness: Rebecca Song

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

AB Bond Fund, Inc. - AB High Yield Portfolio

In the presence of:

By:	/s/ Jacqueline August	/s/ Tyena Iglesias
	Name: Jacqueline August	Signature of Witness
	Title: Assistant Vice President	Name of Witness: Tyena Iglesias

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

AllianceBernstein Global High Income Fund, Inc.

In the presence of:

By:	/s/ Jacqueline August	/s/ Tyena Iglesias
	Name: Jacqueline August	Signature of Witness
	Title: Assistant Vice President	Name of Witness: Tyena Iglesias

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

AB High Income Fund, Inc.

In the presence of:

By:	/s/ Jacqueline August	/s/ Tyena Iglesias
	Name: Jacqueline August	Signature of Witness
	Title: Assistant Vice President	Name of Witness: Tyena Iglesias

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

Banco do Brasil, S.A., acting through its New York Branch

By:	/s/ Joao Fruet
Name: Joao Fruet
Title: General Manager

By:	/s/ Reinaldo Lima
Name: Reinaldo Lima
Title: General Manager

In the presence of:

By:	/s/ Jakov Grbic
Signature of Witness
Name of Witness: Jakov Grbic

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

AB Collective Investment Trust Series - AB US High Yield Collective Trust

In the presence of:

By:	/s/ Jacqueline August	/s/ Tyena Iglesias
	Name: Jacqueline August	Signature of Witness
	Title: Assistant Vice President	Name of Witness: Tyena Iglesias

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

Barclays Bank PLC

In the presence of:

By:	/s/ Alexander Stromberg	/s/ Jason T. Short
	Name: Alexander Stromberg	Signature of Witness
	Title: Managing Director	Name of Witness: Jason T. Short

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

BlueMountain CLO 2011-1 Ltd
BY: BLUEMOUNTAIN CAPITAL
MANAGEMENT, LLC,
Its Collateral Manager

In the presence of:

By:	/s/ Meghan Fornshell
	Name: Meghan Fornshell	Signature of Witness
	Title: Operations Analyst	Name of Witness:

By:
Name:
Title:

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

BlueMountain CLO II, LTD
BY: BLUEMOUNTAIN CAPITAL
MANAGEMENT, LLC,
Its Collateral Manager

In the presence of:

By:	/s/ Meghan Fornshell
	Name: Meghan Fornshell	Signature of Witness
	Title: Operations Analyst	Name of Witness:

By:
Name:
Title:

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

BlueMountain CLO III, LTD
BY: BLUEMOUNTAIN CAPITAL
MANAGEMENT, LLC,
Its Collateral Manager

In the presence of:

By:	/s/ Meghan Fornshell
	Name: Meghan Fornshell	Signature of Witness
	Title: Operations Analyst	Name of Witness:

By:
Name:
Title:

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

CPPIB Credit Investments III Inc.

In the presence of:

By:	/s/ John Graham	/s/ Vincent Hui
	Name: John Graham	Signature of Witness
	Title: Authorized Signatory	Name of Witness: Vincent Hui

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

HOLDER:

Oaktree Value Opportunities Fund Holdings, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Robert O’Leary
Name:	Robert O’Leary
Title:	Managing Director

By:	/s/ Brook Hinchman
Name: Brook Hinchman
Title:	Senior Vice President

Oaktree Opportunities Fund VIII Delaware, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Robert O’Leary
Name:	Robert O’Leary
Title:	Authorized Signatory

By:	/s/ Brook Hinchman
Name: Brook Hinchman
Title:	Authorized Signatory

[Amended and Restated Investors Shareholders Agreement]

Oaktree Huntington Investment Fund, L.P.

By:	Oaktree Huntington Investment Fund GP, L.P.
Its:	General Partner

By:	Oaktree Huntington Investment Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Robert O’Leary
Name:	Robert O’Leary
Title:	Managing Director

By:	/s/ Brook Hinchman
Name: Brook Hinchman
Title:	Senior Vice President

Oaktree Opportunities Fund VIII (Parallel 2), L.P.

By:	Oaktree Opportunities Fund VIII GP, L.P.
Its:	General Partner

By:	Oaktree Opportunities Fund VIII GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Robert O’Leary
Name:	Robert O’Leary
Title:	Managing Director

By:	/s/ Brook Hinchman
Name: Brook Hinchman
Title:	Senior Vice President

[Amended and Restated Investors Shareholders Agreement]

Oaktree Opportunities Fund VIIIb Delaware, L.P.

By:	Oaktree Fund GP, LLC
Its:	General partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Robert O’Leary
Name: Robert O’Leary
Title:	Authorized Signatory

By:	/s/ Brook Hinchman
Name: Brook Hinchman
Title:	Authorized Signatory

With respect to each of the signatures of the above entities, in the presence of:

/s/ Tom Reed
Signature of Witness
Name of Witness: Tom Reed

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

D-Star LTD.

In the presence of:

By:	/s/ Ram Putcha	/s/ Rebecca Song
	Name: Ram Putcha	Signature of Witness
	Title: Managing Director	Name of Witness: Rebecca Song

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

SSF Trust, By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

Nuveen Senior Income Fund, By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

Nuveen Floating Rate Income Opportunity Fund, By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

Nuveen Short Duration Credit Opportunities Fund, By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

Nuveen Floating Rate Income Fund, By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

Symphony CLO VII, Ltd., By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

California Street CLO V, Ltd., By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

California Street CLO IV, Ltd., By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

California Street CLO III, Ltd., By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Investors Shareholders Agreement]

WARRANT INVESTOR:

California Street CLO II, Ltd., By: Symphony Asset Management LLC

In the presence of:

By:	/s/ Gunther Stein	/s/ Aaron Deering
	Name: Gunther Stein	Signature of Witness
	Title: CIO	Name of Witness: Aaron Deering

[Amended and Restated Investors Shareholders Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Amended and Restated Investors Shareholders Agreement of SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company, dated as of November 5, 2016 (as amended, supplemented or otherwise modified in accordance with the terms thereof, the “Investors Shareholders Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Investors Shareholders Agreement.

By executing and delivering this Joinder Agreement to the Investors Shareholders Agreement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Investors Shareholders Agreement as a [Management][Warrant] Investor. In connection therewith, effective as of the date hereof, the undersigned hereby makes the representations and warranties contained in Section [2.1][2.2] of the Investors Shareholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of                     ,             .

Signature of [Management / Warrant] Investor

Print Name of [Management / Warrant] Investor

Address of [Management / Warrant] Investor:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED as of the day of , .

SMART GLOBAL HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT B

MANAGEMENT INVESTORS

(as of November 5, 2016)

Iain MacKenzie

Alan Marten

Bruce Goldberg

John Scaramuzzo

Jack Pacheco

Michael Rubino

Rogerio Nunes

Kiwan Kim

Anjali Reddy

Frank Perezalanzo

Jefferey Milano

Gary Mossotti

Li Lin Foo

Vejaya K. Narayanan

Randy Cohen

Daniel Hassett

Grady Lambert

Bernie Rub

Michael Robinson

EXHIBIT C

KEY MANAGEMENT INVESTORS

Iain MacKenzie

Alan Marten

Bruce Goldberg

SMART GLOBAL HOLDINGS, INC.

AMENDMENT NO. 2 TO

INVESTORS SHAREHOLDERS AGREEMENT

Dated as of [•], 2017

1

SMART GLOBAL HOLDINGS, INC.

AMENDMENT NO. 2 TO INVESTORS SHAREHOLDERS AGREEMENT

This AMENDMENT NO. 2 TO INVESTORS SHAREHOLDERS AGREEMENT (this “Amendment”), dated as of [•], 2017, amends the Amended and Restated Investors Shareholders Agreement, dated as of November 5, 2016 (“the “A&R Investors Shareholders Agreement” and, together with this Amendment, this “Agreement”), by and among SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company (together with its successors and assigns, the “Company”), Silver Lake Partners III Cayman (AIV III), L.P., a Cayman Islands exempted limited partnership (the “SLP Investor”), Silver Lake Technology Investors III Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLP Co-Investor”), Silver Lake Sumeru Fund Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLS Investor”), Silver Lake Technology Investors Sumeru Cayman, L.P., a Cayman Islands exempted limited partnership (the “SLS Co-Investor”), the Management Investors (as defined in the A&R Investors Shareholders Agreement) and the Warrant Investors (as defined in the A&R Investors Shareholders Agreement).

WHEREAS, the Company, the SLP Investor, the SLP Co-Investor, the SLS Investor, the SLS Co-Investor and the initial Management Investors named therein entered into that certain Management Investors Shareholders Agreement, dated as of August 26, 2011 (the “Initial Agreement”), in order to set forth certain rights and other terms in connection with ownership of ordinary shares of the Company;

WHEREAS, the Company, the SLP Investor, the SLP Co-Investor, the SLS Investor and the SLS Co-Investor entered into the A&R Investors Shareholders Agreement to amend and restate the Initial Agreement in connection with the Amended Credit Agreement (as defined in the A&R Investors Shareholders Agreement) in order to set forth certain rights and obligations of the Warrant Investors with respect to the ownership of equity securities of the Company by the Warrant Investors, and the Management Investors and the Warrant Investors became parties thereto; and

WHEREAS, the Company, the SLP Investor, the SLP Co-Investor, the SLS Investor and the SLS Co-Investor desire to amend certain sections A&R Investors Shareholders Agreement in connection with the initial public offering of the Company.

NOW, THEREFORE, in consideration of the agreements and obligations set forth in this Agreement and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms that are defined in the preamble or the recitals hereto shall have such meanings throughout this Amendment. Capitalized terms used but not defined in this Amendment shall have the meanings assigned thereto in the A&R Investors Shareholders Agreement. The meanings assigned to all defined terms used in this Amendment shall be equally applicable to both the singular and plural forms of such defined terms.

2

ARTICLE II

AMENDMENTS

Section 2.1. Amendments to Section 3.3 of the A&R Investors Shareholders Agreement. Section 3.3 of the A&R Investors Shareholders Agreement is hereby amended and restated in its entirety as follows:

Section 3.3 Pre-Initial Public Offering Transfers. Without limiting Section 3.1 or Section 3.5, during the period beginning on the date hereof and ending concurrently with the earlier of (i) one hundred eighty (180) days following an Initial Public Offering and (ii) the expiration of such period, if any, following an Initial Public Offering during which the Silver Lake Investors shall have agreed with the underwriters of such Initial Public Offering to be subject to lock up restrictions in respect of the Transferable Shares held by the Silver Lake Investors (it being understood that if the Silver Lake Investors do not agree to become subject to any such lock up restrictions, the end of the Pre-IPO Transfer Restriction Period shall occur upon the completion of such Initial Public Offering) (such period, the “Pre-IPO Transfer Restriction Period”), none of the Management Investors or Warrant Investors shall transfer any Securities to any Person, except transfers of Transferable Shares (x) pursuant to and in compliance with Section 3.6, Section 3.7 or Article V, as applicable (y) to Permitted Transferees pursuant to Section 3.2or (z) upon receipt of the prior written consent of the Company.

Section 2.2. Amendments to Section 3.4(c) of the A&R Investors Shareholders Agreement. Section 3.4(c) of the A&R Investors Shareholders Agreement is hereby amended and restated in its entirety as follows:

(c) Transfers During the Post-IPO Transfer Restriction Periods. Without limiting Section 3.1 or Section 3.5 and subject in all cases to Section 3.4(b), during the Post-IPO Transfer Restriction Periods, each of the Key Management Investors and their Permitted Transferees shall not transfer any Securities to any Person, except transfers of Transferable Shares (A) to Permitted Transferees pursuant to Section 3.2, (B) upon receipt of the prior written consent of the Silver Lake Investors and (C) as of the date of any proposed transfer, in accordance with such Key Management Investor’s Applicable Transfer Cap as of such transfer, as calculated by the Company in accordance with Section 3.4(c)(i)Section 2.2(c)(i) below. For the avoidance of doubt, the transfer restrictions set forth in this Section 3.4(c) shall apply to the exercise of such Key Management Investor’s rights in any registered offerings during the Post-IPO Transfer Restriction Periods under the Registration Rights Agreement.

(i) To the extent any Key Management Investor or his Permitted Transferee desires to transfer any Transferable Shares to any Person (other than (x) a Permitted Transferee pursuant to Section 3.2 or (y) transfers upon receipt of the prior written consent of the Silver Lake Investors) or

3

implement a Non-Discretionary Sale Program (or increase the number of Transferrable Shares permitted to be sold thereunder), such Key Management Investor or his Permitted Transferee, as applicable, shall provide written notice (a “Post-IPO Transfer Notice”) of such action to the Company and the Silver Lake Investors at least three (3) Business Days prior thereto, setting forth, as applicable, (i) the number of Transferable Shares proposed to be transferred or covered by such Non-Discretionary Sale Program and (ii) the identity of the proposed transferee, if known, and the manner of disposition contemplated for such proposed transfer or the identity of the broker-dealer that will be establishing such Non-Discretionary Sale Program. Within three (3) Business Days following receipt of such Post-IPO Transfer Notice, the Company shall provide written notice to such Key Management Investor or his Permitted Transferee, as applicable, and the Silver Lake Investors setting forth the Applicable Transfer Cap for such Key Management Investor or his Permitted Transferee as of the date of delivery of such Post-IPO Transfer Notice, provided that such Key Management Investor or his Permitted Transferee, as applicable, shall provide the Company with all information reasonably requested by the Company in order to calculate such Applicable Transfer Cap.

(ii) Notwithstanding the foregoing, if a Key Management Investor or his Permitted Transferee wishes to transfer a number of Transferrable Shares during the Second Period or Third Period and the Applicable Transfer Cap for such Key Management Investor or his Permitted Transferee is in excess of such Key Management Investor’s or his Permitted Transferee’s Applicable Transfer Cap if the provisos in the definition of each of Second Period Cap and Third Period Cap (as applicable) were disregarded, then any such excess Transferrable Shares must be transferred pursuant to a Non-Discretionary Sale Program established in accordance with Section 3.4(c)(iii).

(iii) Each Key Management Investor or his Permitted Transferee may establish a Non-Discretionary Sale Program for the sale of Transferable Shares owned by such Key Management Investor and his Permitted Transferees (A) within thirty (30) days after the beginning of the Second Period to cover sales during the Second Period (any such instituted program, a “Second Period Non-Discretionary Sale Program”), and (B) within thirty (30) days after the beginning of the Third Period to cover sales of Transferable Shares within the Third Period (any such instituted program, a “Third Period Non-Discretionary Sale Program”); provided, that if the trading window is closed during either such thirty (30) day period, following the opening of the trading window, the applicable thirty (30) day period shall be extended by the number of days the trading window was closed during such period; and provided, further, that any such Second Period Non-Discretionary Sale Program or Third Period Non-Discretionary Sale Program must provide that the minimum price for sales of Transferable Shares pursuant to such program must exceed one-hundred and five percent (105%) of the closing price per Share on the Trading Day immediately prior to the effective date of institution of any such Second Period Non-Discretionary Sale Program or Third Period Non-Discretionary Sale Program, as

4

applicable; provided, however, that notwithstanding the foregoing, a Key Management Investor or his Permitted Transferees may establish a Non-Discretionary Sale Program for the sale of Transferrable Shares at any time during an open trading window (which, for this purpose, shall include the period prior to the Initial Public Offering) for any or all of his Transferrable Shares as long as such Non-Discretionary Sale Program does not permit the sale of any such shares other than as permitted by this Agreement; and in such case the minimum price for sales of Transferrable Shares pursuant to such program must exceed one-hundred and five percent (105%) of the closing price per Share on the Trading Day immediately prior to the effective date of such plan. Each Non-Discretionary Sale Program shall not permit the transfer of a number of Transferrable Shares in excess of the Applicable Transfer Cap for such Key Management Investor and his Permitted Transferees from time to time, but such cap shall never be less than the number of Transferable Shares permitted under the Applicable Transfer Cap at the time of creation of the Non-Discretionary Sales Program. Notwithstanding the foregoing, a Key Management Investor or his Permitted Transferee may amend any Non-Discretionary Sales Program to provide for sales of excess Transferable Shares as required by Section 3.4(c)(ii), but in all cases subject to the Applicable Transfer Cap for such Key Management Investor and his Permitted Transferee. For the avoidance of doubt, in no event shall a Key Management Investor or his Permitted Transferee be permitted to sell (whether or not pursuant to a Non-Discretionary Sales Program and whether or not in one or more transactions) an amount in excess of the Applicable Transfer Cap of such Key Management Investor.

Section 2.3. Amendments to Section 3.5 of the A&R Investors Shareholders Agreement. Section 3.5 of the A&R Investors Shareholders Agreement is hereby amended and restated in its entirety as follows:

Section 3.5 Black-Out Periods. Notwithstanding anything herein or in the Registration Rights Agreement to the contrary and without regard to whether the restrictions set forth in Section 3.4 apply, each (a) Management Investor, (b) Warrant Investor, in the case of an Initial Public Offering and (c) Warrant Investor that owns, together with its Affiliates, more than 5% of the outstanding Transferable Shares (a “5% Warrant Investor”), in the case of any underwritten offering other than an Initial Public Offering, hereby agrees that during the period beginning seven (7) days before and ending (i) one hundred eighty (180) days in the event of an Initial Public Offering or (ii) ninety (90) days in the event of any other underwritten offering, as applicable, after the date of the underwriting agreement entered into in connection with such underwritten offering, such Management Investor, Warrant Investor or 5% Warrant Investor or its respective Permitted Transferees, as applicable, shall not, to the extent requested by the Company and/or any underwriter, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Securities (including Securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Securities that may be issued upon exercise of any Options or warrants) or securities convertible into or exercisable or exchangeable

5

for Securities, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Securities or securities convertible into or exercisable or exchangeable for Securities or (4) publicly disclose the intention to do any of the foregoing; provided that if any Silver Lake Investor agrees to such restrictions for any shorter period than prescribed above, then each Management Investor, Warrant Investor, Warrant Investor and 5% Warrant Investor, as applicable, shall only be obligated as provided in this Section 3.50 for such shorter period. If requested by the managing underwriter or underwriters of any such underwritten offering, each Management Investor, Warrant Investor, Warrant Investor and 5% Warrant Investor, as applicable, shall execute a customary agreement on the same terms and conditions as the Silver Lake Investor reflecting its agreement set forth in this Section 3.5.

ARTICLE III

MISCELLANEOUS

Section 3.1. The A&R Investors Shareholders Agreement. Except as provided herein, all terms and conditions of the A&R Investors Shareholders Agreement remain in full force and effect.

Section 3.2. Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, except that Cayman Islands law shall apply in respect of any fiduciary duty or any mandatory provision of Cayman Islands corporate law.

Section 3.3. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 3.4. Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be by electronic transmission), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

[The remainder of this page intentionally left blank.]

6

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 2 to Investors Shareholders Agreement or caused this Amendment No. 2 to Investors Shareholders Agreement to be signed by its officer thereunto duly authorized as a deed as of the date first written above.

COMPANY:

SMART GLOBAL HOLDINGS, INC.		In the presence of:

By:
	Name: Iain MacKenzie	Signature of Witness
	Title: President & CEO	Name of Witness:

[Signature Pages Follow]

SLP INVESTOR:

SILVER LAKE PARTNERS III CAYMAN (AIV III), L.P.

By:	Silver Lake Technology Associates III Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP III, Ltd., its General Partner

In the presence of:

By:
	Name: James A. Davidson	Signature of Witness
	Title: Director	Name of Witness:

SLP CO-INVESTOR:

SILVER LAKE TECHNOLOGY INVESTORS III CAYMAN, L.P.

By:	Silver Lake Technology Associates III Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP III, Ltd., its General Partner

In the presence of:

By:
	Name: James A. Davidson	Signature of Witness
	Title: Director	Name of Witness:

[Signature Pages Follow]

SLS INVESTOR:

SILVER LAKE SUMERU FUND CAYMAN, L.P.

By:	Silver Lake Technology Associates Sumeru Cayman, L.P., its General Partner

By:	SLTA Sumeru (GP) Cayman, L.P., its General Partner

By:	Silver Lake Sumeru (Offshore) AIV GP, Ltd., its General Partner

In the presence of:

By:
Name: Paul Mercadante		Signature of Witness
Title: Director		Name of Witness:

SLS CO-INVESTOR:

SILVER LAKE TECHNOLOGY INVESTORS SUMERU CAYMAN, L.P.

By:	Silver Lake Technology Associates Sumeru Cayman, L.P., its General Partner

By:	SLTA Sumeru (GP) Cayman, L.P., its General Partner

By:	Silver Lake Sumeru (Offshore) AIV GP, Ltd., its General Partner

In the presence of:

By:
	Name: Paul Mercadante	Signature of Witness
	Title: Director	Name of Witness

[Amendment No. 2 to Investors Shareholders Agreement]